                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the Registrant [X]   Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                            GROUP 1 AUTOMOTIVE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

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
                         [GROUP 1 AUTOMOTIVE INC LOGO]


                                 April 12, 2004


Dear Fellow Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Group 1 Automotive, Inc. to be held at 10:00 a.m., central time, on Wednesday, May 19, 2004, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas.

      The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement. Additionally, we will report on the business and financial performance of Group 1.

      It is important that your shares are represented at the meeting, whether or not you plan to attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to submit a proxy containing your voting instructions, as soon as possible, by telephone, through the Internet or by signing, dating and mailing your proxy card, each in the manner described in the accompanying Proxy Statement. Our Board of Directors recommends that stockholders vote FOR each of the matters described in the proxy statement to be presented at the meeting.

      We look forward to seeing you on May 19th at our Annual Meeting in Houston.

                                        Sincerely,


                                        /s/ B.B. Hollingsworth, Jr.

                                        B.B. Hollingsworth, Jr.
                                        Chairman of the Board, President
                                           and Chief Executive Officer

                         [GROUP 1 AUTOMOTIVE INC LOGO]

                                 Houston, Texas

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             WEDNESDAY, MAY 19, 2004

To the Stockholders of Group 1 Automotive, Inc.:

      The Annual Meeting of Stockholders of Group 1 Automotive, Inc. will be held on Wednesday, May 19, 2004, at 10:00 a.m., central time, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas. At the meeting, we will consider and vote upon the following matters:

            (1) The election of three directors to serve until the 2007 Annual Meeting of Stockholders.

            (2) The approval of an amendment to our 1996 Stock Incentive Plan to (a) increase the number of shares of common stock available for issuance under the plan from 4,500,000 to 5,500,000 shares, (b) extend the duration of the plan to March 9, 2014 and (c) prohibit the issuance of options to purchase our common stock at a price below the fair market value of our common stock on the date of grant.

            (3) The ratification of the appointment by the Audit Committee of Ernst & Young LLP as independent auditors of Group 1 for the year ended December 31, 2004.

            (4) The consideration of any other business that is properly presented at the meeting or any adjournments or postponements of the meeting.

      If you were a stockholder at the close of business on March 26, 2004, you are entitled to vote at the meeting. A list of stockholders is available and may be inspected during normal business hours prior to the annual meeting at the offices of Group 1, 950 Echo Lane, Suite 100, Houston, Texas 77024. The list of stockholders will also be available for your review at the annual meeting. In the event there are not sufficient votes for a quorum or to approve the forgoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.

      We cordially invite you to attend the annual meeting in person. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU CAST YOUR VOTE AS SOON AS POSSIBLE. You may vote your shares in person at the meeting, by telephone, through the Internet or by mailing in a proxy card, each in the manner described in the accompanying proxy statement. You may revoke your proxy at any time prior to its exercise.

                                          By Order of the Board of Directors,


                                          /s/ John S. Watson

                                          John S. Watson
                                          Secretary

Houston, Texas
April 12, 2004

                                    IMPORTANT


                PLEASE VOTE BY PROXY CARD, TELEPHONE OR INTERNET
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                TABLE OF CONTENTS

About the Annual Meeting.....................................................................................  1
Item 1 - Election of Directors...............................................................................  4
Board of Directors...........................................................................................  5
Corporate Governance.........................................................................................  6
Information about our Board of Directors and Committees......................................................  8
Audit Committee Report......................................................................................  14
Executive Officers........................................................................................... 15
Executive Compensation....................................................................................... 16
Performance Graph............................................................................................ 22
Stock Ownership Information.................................................................................. 23
Equity Compensation Plan Information......................................................................... 25
Compensation Committee Interlocks and Insider Participation.................................................. 25
Certain Relationships and Related Transactions............................................................... 25
Item 2 - Amendment to Group 1 Automotive, Inc. 1996 Stock Incentive Plan .................................... 27
Item 3 - Ratification of the Appointment of Ernst & Young LLP as Independent Auditors........................ 33
Voting of Shares Covered by Proxies.......................................................................... 34
Other Matters................................................................................................ 34
Stockholder Proposals for 2005 Annual Meeting................................................................ 35
Exhibit A - Group 1 Automotive, Inc. Audit Committee Charter................................................ A-1
Exhibit B - Fourth Amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan...................... B-1

                         [GROUP 1 AUTOMOTIVE INC LOGO]

                            950 Echo Lane, Suite 100
                                Houston, TX 77024

                                 PROXY STATEMENT

      These proxy materials are furnished to you in connection with the solicitation of proxies by the Board of Directors of Group 1 Automotive, Inc. for use at our 2004 Annual Meeting of Stockholders and at any adjournment of that meeting. The meeting will be held at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas, on Wednesday, May 19, 2004, at 10:00 a.m., central time. This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about April 12, 2004. Because many stockholders are unable to attend the meeting, our Board of Directors solicits proxies from our stockholders to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the meeting. We urge you to read carefully the material in this proxy statement.

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THE MEETING?

      At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting, including the election of directors, the approval of an amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan, the ratification of Ernst & Young LLP as our independent auditors and consideration of any other matters properly presented at the meeting. In addition, senior management will report on our business and financial performance during fiscal 2003 and respond to your questions.

WHO IS ENTITLED TO VOTE AT THE MEETING?

      Only our stockholders as of 5:00 p.m., central time, on March 26, 2004, the record date, are entitled to receive notice of the annual meeting and to vote at the meeting. On March 26, 2004, there were 22,485,284 shares of Group 1 common stock issued and outstanding and entitled to vote at the meeting.

HOW MANY VOTES CAN I CAST?

      You are entitled to one vote for each share of Group 1 common stock you owned at 5:00 p.m., central time, on March 26, 2004 on all matters presented at the meeting.

HOW DO I VOTE MY SHARES?

      If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can provide a proxy to be voted at the meeting either:

      -     over the telephone by calling 1-800-435-6710;

      -     electronically, using the Internet, at www.eproxy.com/gpi; or

      -     by mailing in the enclosed proxy card.

      If you are a stockholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. Voting by telephone or by the Internet is expressly permitted in Delaware, our state of incorporation. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

      If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number located on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card and information sheet, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet. Once you have voted in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted.

      If you hold your shares in "street name," you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote such shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange.

      If you vote by granting a proxy, B.B. Hollingsworth, Jr., our Chairman, President and Chief Executive Officer or Beth Sibley, our Assistant Corporate Secretary, will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, Mr. Hollingsworth or Ms. Sibley will vote those shares as recommended by our Board of Directors.

WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A "STREET NAME"
HOLDER?

      If your shares are registered directly in your name with Mellon Investor Services, LLC, our stock transfer agent, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or other nominee, you are considered the beneficial owner of those shares, and your shares are held in "street name."

HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

      If you are a stockholder of record, you may vote your shares by completing a ballot at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. If you hold your shares in "street name," you may only vote those shares in person if you obtain a signed proxy from your broker or other nominee giving you the right to vote the shares.

CAN I REVOKE MY PROXY?

      Yes. You can revoke your proxy at any time before it is exercised by:

      - submitting written notice of revocation to John S. Watson, Group 1 Automotive, Inc., 950 Echo Lane, Suite 100, Houston, TX 77024;

      - submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

      -     attending our meeting and voting your shares in person.

WHAT VOTE IS REQUIRED TO APPROVE THE ELECTION OF DIRECTORS?

      In the election of directors, you may either vote "FOR" the nominees or "WITHHOLD" your vote for the nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors. If a nominee receives a plurality of the votes cast, he will be elected to our Board of Directors.

      Abstentions occur when stockholders are present at the annual meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the meeting and do not have discretionary authority to vote those shares under the applicable rules of the New York Stock Exchange.

WHAT VOTE IS REQUIRED TO APPROVE THE AMENDMENT TO THE GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN?

      In voting on the amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan, you may vote "FOR" the amendment, "AGAINST" the amendment or "ABSTAIN" from voting on the amendment. Holders of a majority of the shares of our common stock cast with respect to the proposal must vote "FOR" the amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan in order for the amendment to be approved at the annual meeting. In addition, under applicable rules of the New York Stock Exchange, in order for the proposal to be approved, the total number of shares of common stock cast on the proposal must represent over 50% of our common stock entitled to vote on the proposal. Abstentions will be counted as votes cast against the proposal and broker non-votes will not be counted as votes cast with respect to the proposal under applicable rules of the New York Stock Exchange.

WHAT VOTE IS REQUIRED TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF GROUP 1?

      In voting on the ratification of the appointment of Ernst & Young LLP as our independent auditors, you may vote "FOR" the ratification, "AGAINST" the ratification or "ABSTAIN" from voting on the ratification. Holders of a majority of the shares of our common stock cast with respect to the proposal must vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditors in order for such ratification to be approved at the annual meeting. Abstentions and broker non-votes are not counted as votes cast with respect to the proposal.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?

      The Board of Directors recommends that you vote:

      -     FOR each of the nominees for director set forth on page 5;

      - FOR the approval of the amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan; and

      - FOR the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent auditors.

WHAT IS A QUORUM?

      A quorum is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares as of the record date. There must be a quorum for the meeting to be held. If you submit a valid proxy card, vote by Internet or phone, or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.

MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

      You may submit proposals for consideration at future stockholder meetings, including director nominations. In order for a stockholder proposal, including a director nomination, to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by us no later than December 13, 2004. In addition, for a stockholder proposal, including a director nomination, to be considered at next year's annual meeting, the written proposal must be received by us no earlier than February 18, 2005 and no later than March 10, 2005. Please read "Stockholder Proposals for 2005 Annual Meeting" on page 35 for a more detailed discussion of the requirements for submitting a stockholder proposal for consideration at next year's annual meeting.

                         ITEM 1 - ELECTION OF DIRECTORS

      Our Restated Certificate of Incorporation provides for a classified Board of Directors. The directors are divided into three classes, with each class serving for a period of three years. As a result, the stockholders elect approximately one-third of the members of our Board of Directors annually. You are being asked to elect three Class II directors at this annual meeting to serve until the 2007 annual meeting, until his successor is elected and qualified or until the earlier of his death, resignation or removal. The term for our Class I directors expires in 2006, and the term for our Class III directors expires in 2005.

      In accordance with our bylaws, the three nominees who receive the greatest number of votes cast for election by our stockholders will be elected as directors. As a result, abstentions and broker non-votes will have no effect on the outcome of the election of directors, assuming a quorum is present or represented by proxy at the annual meeting. Stockholders may not cumulate their votes in the election of our directors.

      Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed in this proxy statement. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board of Directors, or the Board of Directors may reduce the number of directors.

      The following table sets forth certain information, as of the date of this Proxy Statement, regarding the nominees and the other directors of Group 1.

                                                                                                   DIRECTOR
                                               POSITION AND OFFICES WITH GROUP 1                    SINCE          AGE
                                               ---------------------------------                    -----          ---
CLASS II NOMINEES
John L. Adams ...............      Director                                                          1999          59
J. Terry Strange (1).........      Director                                                          2003          60
Max P. Watson, Jr. ..........      Director                                                          2001          58

CLASS I DIRECTORS
B.B. Hollingsworth, Jr. .....      Director, Chairman, President and Chief Executive Officer         1996          61
Robert E. Howard II .........      Director                                                          1997          57

CLASS III DIRECTORS
Louis E. Lataif .............      Director                                                          2002          65
Stephen D. Quinn ............      Director                                                          2002          48

(1) On October 14, 2003, Kevin H. Whalen resigned as a member of the Board of Directors. J. Terry Strange was appointed by the Board of Directors in October 2003 as a Class II director to fill Mr. Whalen's unexpired term.

                               BOARD OF DIRECTORS

NOMINEES FOR ELECTION TO TERM EXPIRING 2007 (CLASS II DIRECTORS)

JOHN L. ADAMS

      Mr. Adams has served as one of our directors since November 1999. Mr. Adams has served as Executive Vice President of Trinity Industries, Inc., one of North America's largest manufacturers of transportation, construction and industrial products, since January 1999. Before joining Trinity Industries, Mr. Adams spent 25 years in various positions with Texas Commerce Bank N.A. and its successor, Chase Bank of Texas, National Association. From 1997 to 1998, Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas. Mr. Adams serves as a director of TXU Electric Dallas Board (Advisory) and on the Board of Directors and the Audit Committee of American Express Bank, Ltd. Mr. Adams also serves on the Board of Directors and as Chairman of the Finance Committee for the Children's Medical Center of Dallas, as Southwest Region Trustee for the Boys & Girls Clubs of America and on the University of Texas Chancellor's Council and Business School Advisory Board.

J. TERRY STRANGE

      Mr. Strange has served as one of our directors since October 2003. In 2002, Mr. Strange retired from KPMG, LLP, an independent accounting firm, where he served from 1996 to 2002 as Vice Chairman of KPMG, Managing Partner of U.S. Audit Practice and head of KPMG's internal risk management program. From 1998 to 2002, Mr. Strange served as Global Managing Partner of Audit Business and a member of KPMG's International Executive Committee. During his 34-year career at KPMG, his work included interaction with the Financial Accounting Standards Board and the Securities and Exchange Commission, testifying before both bodies on issues impacting the auditing profession and SEC registrants. Mr. Strange also serves on the Boards of Directors and the Audit Committees of Compass Bancshares, Inc., a financial institution, New Jersey Resources Corporation, a retail and wholesale energy service provider, and BearingPoint, Inc., a business consulting, systems integration and managed services firm.

MAX P. WATSON, JR.

      Mr. Watson has served as one of our directors since May 2001. Mr. Watson served as President and Chief Executive Officer of BMC Software, Inc., one of the world's largest software vendors, from April 1990 to January 2001. He served as Chairman of the Board of BMC from January 1992 to April 2001. Mr. Watson also serves on the Board of Trustees of Texas Children's Hospital.

CLASS I DIRECTORS

B.B. HOLLINGSWORTH, JR.

      Mr. Hollingsworth, a co-founder of Group 1, has served as Chairman of the Board since March 1997 and as President, Chief Executive Officer and a director of Group 1 since August 1996. Prior to joining Group 1, Mr. Hollingsworth spent nineteen years in various positions with Service Corporation International ("SCI"), which he helped establish as the leading funeral service company in North America. He served as a director and President of SCI from 1975 until his retirement in 1986. Prior to November 1997, Mr. Hollingsworth was a stockholder and director of Foyt Motors, Inc., a Group 1 subsidiary acquired in November 1997. He also serves on The Council of Overseers of Rice University's Jesse H. Jones Graduate School of Management and the Board of Directors of the Greater Houston Partnership.

ROBERT E. HOWARD II

      Mr. Howard, a co-founder of Group 1, has served as one of our directors since April 1997, and served as President of the Bob Howard Auto Group from November 1997 through November 2002. Mr. Howard has more than 32 years experience in the automotive retailing industry. In January 2003, Mr. Howard purchased

Mercedes-Benz of Oklahoma from us and now serves as a director and President of the dealership, which is unaffiliated with Group 1. From 1969 to 1977, he served in various management positions at franchised dealerships, many of which were acquired by Group 1. He was a recipient of the 1997 Time Magazine Quality Dealer Award and presently serves as a Commissioner of the Oklahoma Motor Vehicle Commission.

CLASS III DIRECTORS

LOUIS E. LATAIF

      Mr. Lataif has served as one of our directors since August 2002. Mr. Lataif has served as the Dean of the School of Management at Boston University since 1991 after a distinguished 27-year career with Ford Motor Company. While at Ford, he was named General Manager of Ford Division and elected a corporate Vice President, then Ford's youngest officer, and served as President, Ford of Europe from 1988 to 1991. Mr. Lataif also serves on the Board of Directors of Sanyo Electric Company, Ltd., an electronic products manufacturer, Great Lakes Chemical Corporation, a producer of certain specialty and performance chemicals, Intier Automotive, Inc., a full service supplier and integrator of automotive interior and closure components, systems and modules, Magna Entertainment Corp., an owner and operator of thoroughbred racetracks and Interaudi Bank. Mr. Lataif also serves as a member of the Board of Directors for the Iacocca Foundation.

STEPHEN D. QUINN

      Mr. Quinn has served as one of our directors since May 2002. Mr. Quinn joined Goldman, Sachs & Co. in August 1981 where he specialized in Corporate Finance. From 1990 until his retirement in 2001, Mr. Quinn served as a General Partner and Managing Director of Goldman, Sachs & Co. Mr. Quinn also serves on the Board of Directors, the Audit Committee and the Nominating and Governance Committee of Zions Bancorporation.

                 OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
               THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

                              CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

      Our Board of Directors has adopted Corporate Governance Guidelines, which can be viewed on our Web site at www.group1auto.com. Among other matters, the guidelines include the following:

      DIRECTOR QUALIFICATION STANDARDS

            - The Nominating/Governance Committee is responsible for establishing criteria for selecting new directors and actively seeking individuals to become directors for recommendation to the Board. This assessment will include members' qualification as independent, as well as consideration of diversity, age, skill and experience in the context of the needs of the Board.

            - The number of directors that constitutes the Board will be between three and nine. The Board believes that a smaller board generally functions more effectively than a large board as smaller boards generally promote greater participation by each board member, more effective and efficient decision making and greater individual accountability.

            - No director may serve on more than four other public company boards.

DIRECTOR RESPONSIBILITIES

            - The basic responsibility of each director is to exercise his or her business judgment to act in what he or she reasonably believes to be in the best interests of Group 1 and its stockholders.

            - Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

            - Directors are encouraged to attend the annual meeting of stockholders.

DIRECTOR ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

            - The Board and each committee of the Board have the power to hire independent legal, financial or other advisors as they may deem necessary.

            - The Board has full and free access to the officers and employees of Group 1 and welcomes regular attendance at each Board meeting of senior officers of Group 1.

CHIEF EXECUTIVE OFFICER EVALUATION AND MANAGEMENT SUCCESSION

            - The Compensation Committee will annually review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and set the compensation of the Chief Executive Officer.

            - The Nominating/Governance Committee will meet annually on succession planning.

ANNUAL PERFORMANCE EVALUATION, DIRECTOR ORIENTATION AND CONTINUING EDUCATION

            - The Board will conduct an annual self-evaluation of itself, its committees and each individual director.

            -     All new directors must participate in an orientation program.

            - Group 1 will periodically allocate Board meeting time to receive information and updates on corporate governance issues, director best practices and legal and regulatory changes.

CODE OF ETHICS FOR CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, CONTROLLER AND CERTAIN OTHER OFFICERS

      The Board has adopted a code of ethics for our Chief Executive Officer, our Chief Financial Officer our Controller and all other financial and accounting officers of Group 1. A copy of this code of ethics can be viewed at our Web site at www.group1auto.com. Any change to, or waiver from, this code of ethics will be disclosed on our Web site within five business days after such change or waiver. Among other matters, this code of ethics requires each of these officers to:

            - Act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest in personal and professional relations.

            - Avoid conflicts of interest and disclose any material transactions or relationships that reasonably could be expected to give rise to a conflict of interest.

            - Work to ensure that Group 1 fully, fairly and accurately discloses information in a timely and understandable manner in all reports and documents that Group 1 files with the Securities and Exchange Commission and in other public communications made by Group 1.

            - Comply with applicable governmental laws, rules and regulations.

            - Report any violations of the code to the Chief Executive Officer and the Chairman of the Audit Committee.

CODE OF CONDUCT

      The Board has adopted a code of conduct, which sets forth the standards of behavior expected of every employee, director and agent of Group 1. A copy of this code of conduct can be viewed at our Web site at www.group1auto.com. Among other matters, this code of conduct is designed to deter wrongdoing and to promote:

            - Honest and ethical dealing with each other, with clients and vendors of Group 1 and with all other third parties.

            - Respect for the rights of fellow employees and all third parties.

            - Equal opportunity, regardless of age, race, sex, sexual preference, color, creed, religion, national origin, marital status, veteran's status, handicap or disability.

            - Fair dealing with employees and all other third parties with whom Group 1 conducts business.

            -     Avoidance of conflicts of interest.

            -     Compliance with all applicable laws and regulations.

            -     The safeguarding of Group 1 assets.

            - The reporting of any violations of the code to the appropriate officers of Group 1.

                              INFORMATION ABOUT OUR
                        BOARD OF DIRECTORS AND COMMITTEES

      Our Board of Directors held six meetings in fiscal year 2003. During the fiscal year, all directors attended at least 96% of the meetings of the Board of Directors and of the committees on which each served. Under our corporate governance guidelines, our directors are encouraged to attend the annual meeting of our stockholders. All of our directors attended our 2003 annual meeting of stockholders.

THE INDEPENDENCE OF THE MEMBERS OF THE BOARD OF DIRECTORS

      The Board of Directors has determined that each member of the Board of Directors, other than Mr. Hollingsworth, our Chairman, President and Chief Executive Officer, and Mr. Howard, the former President of the Howard Group, is "independent" as that term is defined in the New York Stock Exchange's listing standards.

      Group 1 has in the past, and may in the future, make donations to various charitable organizations. From time to time, some of our directors, officers and employees have been, and in the future may be, affiliated with such charities. Our Board of Directors has determined that any such affiliations have not impacted the independence of our independent directors.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

      The independent directors meet in executive session at each regularly scheduled meeting of the Board of Directors. In addition, the non-management directors meet in executive sessions at least annually at a regularly scheduled meeting of the Board of Directors. The director who presides at these meetings is chosen by the Board of Directors at the annual meeting of directors, which coincides with the annual meeting of stockholders, and serves until the next annual meeting of directors. The presiding director rotates among the Chairs of the committees of the Board of Directors. The presiding director is responsible for preparing an agenda for the meetings of the independent directors or non-management directors in executive session. Mr. Quinn has been designated to act as the presiding director until the next annual meeting of directors, which is expected to occur in May 2004.

COMMITTEES OF THE BOARD OF DIRECTORS

      Our Board of Directors has established three standing committees to assist it in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. The following chart reflects the current membership of each of our Board's committees:

                                  Audit       Compensation     Nominating/Governance
Name                            Committee      Committee             Committee
----                            ---------      ---------             ---------
John L. Adams..............        **              *                     *
B. B. Hollingsworth, Jr....
Robert E. Howard II........
Louis E. Lataif............         *                                    *
Stephen D. Quinn...........         *              *                    **
J. Terry Strange...........         *
Max P. Watson, Jr..........                       **                     *

-------------
    * Member
   ** Chair

AUDIT COMMITTEE

      Our Audit Committee functions in an oversight role and has the following purposes:

      - Oversee the quality, integrity and reliability of the financial statements and other financial information we provide to any governmental body or the public;

      -     Oversee our compliance with legal and regulatory requirements;

      -     Oversee our independent auditors' qualifications and independence;

      - Oversee the performance of our internal audit function and independent auditors;

      - Oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that our management and Board of Directors have established;

      - Provide an open avenue of communication among our independent auditors, financial and senior management, the internal auditing department, and our Board of Directors, always emphasizing that the independent auditors are accountable to the Audit Committee; and

      - Perform such other functions as our Board of Directors may assign to the Audit Committee from time to time.

      In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and on-going qualifications of, and determines the compensation for, our independent auditors, reviews our annual and quarterly financial statements and confirms the independence of our independent auditors. The Audit Committee also meets with our management and external auditors regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant Group 1 policies. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the United States and our internal controls. Our independent auditors are responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with Group 1's policies and procedures.

      Our Board of Directors has adopted an Audit Committee Charter. The Audit committee reviewed and amended its charter at its regularly scheduled meetings in November 2003 and March 2004. A copy of the revised Audit Committee Charter is attached as Exhibit A to this Proxy Statement for your reference and is also posted on our Web site, www.group1auto.com.

      During fiscal year 2003, the Audit Committee met nine times and consisted of Mr. Adams (Chairman), Mr. Quinn and Mr. Lataif. In November 2003, our Board of Directors, based on the recommendation of the Nominating/Governance Committee, appointed Mr. Strange to the Audit Committee. Mr. Strange also serves on the Audit Committees of Compass Bancshares, Inc., New Jersey Resources Corporation and BearingPoint, Inc. The Board of Directors has determined that such simultaneous service on these other Audit Committees and our Audit Committee will not impair the ability of Mr. Strange to serve effectively on our Audit Committee.

      All members of the Audit Committee are independent as that term is defined in the New York Stock Exchange's listing standards and as that term is defined by Rule 10A-3 promulgated under the Securities Exchange Act of 1934. Our Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Adams has the necessary accounting and financial expertise to serve as chairman. Our Board of Directors has designated Mr. Strange as an "audit committee financial expert" following a determination that Mr. Strange met the criteria for such designation under the Securities and Exchange Commission rules and regulations.

      The Audit Committee Report is set forth on pages 14 and 15 of this Proxy Statement.

NOMINATING/GOVERNANCE COMMITTEE

      Our Nominating/Governance Committee was formed in November 2002 to serve the following purposes:

      - Assist our Board of Directors by identifying individuals qualified to become members of our Board of Directors and recommend director nominees to our Board of Directors for election at the annual meetings of stockholders or for appointment to fill vacancies;

      - Recommend director nominees to our Board of Directors for each committee of our Board of Directors;

      - Advise our Board of Directors about the appropriate composition of our Board of Directors and its committees;

      - Advise our Board of Directors about and recommend to our Board of Directors appropriate corporate governance practices and assist our Board of Directors in implementing those practices;

      - Lead our Board of Directors in its annual review of the performance of the Board of Directors and its committees;

      - Direct all matters relating to the succession of our Chief Executive Officer; and

      - Perform such other functions as our Board of Directors may assign to the Nominating/Governance Committee from time to time.

      In connection with these purposes, the Nominating/Governance Committee actively seeks individuals qualified to become members of our Board of Directors, seeks to implement the independence standards required by law, applicable listing standards, our certificate of incorporation or bylaws and our corporate governance guidelines, and identifies the qualities and characteristics necessary for an effective Chief Executive Officer.

      All members of the Nominating/Governance Committee are independent as that term is defined in the New York Stock Exchange's listing standards. The Nominating/Governance Committee consisting of Mr. Quinn (Chairman), Mr. Adams, Mr. Lataif and Mr. Watson held six meetings during fiscal year 2003.

      The Nominating/Governance Committee is responsible for establishing criteria for selecting new directors and actively seeking individuals to become directors for recommendation to the Board of Directors. In considering candidates for the Board of Directors, the Nominating/Governance Committee will consider the entirety of each candidate's credentials. There is currently no set of specific minimum qualifications that must be met by a nominee recommended by the Nominating/Governance Committee, as different factors may assume greater or lesser significance at particular times and the needs of the Board of Directors may vary in light of its composition and the committee's perceptions about future issues and needs. However, while the Nominating/Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of the Board of Directors, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.

      The committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the committee or stockholder recommendations; provided that the procedures set forth below are followed. The Nominating/Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate's relevant business experience, the committee may consider previous experience as a member of our Board of Directors. Any invitation to join the Board of Directors must be extended by the Board of Directors as a whole, by the Chairman of the Nominating/Governance Committee and by the Chairman of the Board.

      Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating/Governance Committee by sending a written request to our Secretary at our principal executive offices, 950 Echo Lane, Suite 100, Houston, Texas 77024 not earlier than the 150th calendar day and not later than the 120th calendar day before the first anniversary of the date our proxy statement is released to security holders in connection with the preceding year's annual meeting. The written request must include the candidate's name, contact information, biographical information and qualifications. The request must also include the potential candidate's written consent to being named in our proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request described above, the number of shares of common stock that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. From time to time, the committee may request additional information from the nominee or the stockholder.

      The stockholder recommendation procedures described above do not preclude a stockholder of record from making nominations of directors or making proposals at any annual stockholder meeting; provided that they comply with the requirements described in the section entitled "Stockholder Proposals for 2005 Annual Meeting."

      Our Board of Directors has adopted a Nominating/Governance Committee Charter, which is posted on our Web site, www.group1auto.com.

COMPENSATION COMMITTEE

      Our Compensation Committee has the following purposes:

      - Review, evaluate, and approve our agreements, plans, policies, and programs to compensate the corporate officers and directors of Group 1;

      - Produce an annual report on executive compensation and to publish the report in our proxy statement for our annual meeting of stockholders;

      - Otherwise discharge the Board of Directors' responsibility relating to compensation of our directors and corporate officers; and

      - Perform such other functions as our Board of Directors may assign to the Compensation Committee from time to time.

      In connection with these purposes, the Compensation Committee approves the compensation levels and terms of employment for our executive officers, including salary and bonus levels, and reviews and makes recommendations to our Board of Directors with respect to compensation of all directors. In addition, the Compensation Committee oversees our stock option, stock purchase and deferred compensation plans. All members of the Compensation Committee are independent as that term is defined in the New York Stock Exchange's listing standards. The Compensation Committee, consisting of Mr. Watson (Chairman), Mr. Adams and Mr. Quinn, held six meetings during fiscal year 2003.

      Our Board of Directors has adopted a Compensation Committee Charter, which is posted on our Web site, www.group1auto.com.

      The Compensation Committee's Report on Executive Compensation is set forth on pages 16 through 18 of this Proxy Statement.

DIRECTOR COMPENSATION

      In 2003, each of our non-employee directors, other than Mr. Strange, received an annual retainer fee of $12,000. Mr. Strange was elected in October 2003 and received a pro rated retainer fee of $3,000. Our directors also receive a fee of $1,500 for attendance at each Board meeting and a fee of $1,000 for attendance at each meeting of a committee of the Board of Directors. Chairs of the committees of our Board of Directors receive an additional $4,000 annual fee for serving in that capacity.

      Some of our directors have elected to participate in the Group 1 Automotive, Inc. Deferred Compensation Plan. During 2003, Messrs. Adams, Lataif and Quinn deferred $45,000, $33,000 and $45,000, respectively, of their retainer and attendance fees. Our directors also receive the use of one company vehicle or the economic equivalent and are also eligible for grants of stock options and other awards pursuant to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan. The following table sets forth information concerning stock options granted in 2003, 2002 and 2001 to our non-employee directors:

         NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS
         -----------------------------------------
                               GRANT     # OF      EXERCISE
         DIRECTOR               DATE    SHARES      PRICE
         --------               ----    ------      -----
John L. Adams ............      2003        --     $   --
                                2002     3,000      19.47
                                2001     3,000      28.97

Robert E. Howard II (1)...      2003        --         --

Louis E. Lataif ..........      2003        --         --
                                2002    10,000      24.55

Stephen D. Quinn .........      2003        --         --
                                2002    10,000      44.96

J. Terry Strange (2)......      2003    10,000      32.50

Max P. Watson, Jr. .......      2003        --         --
                                2002     3,000      19.47
                                2001     3,000      28.97
                                2001    10,000      24.65

-------------
(1)   During 2001 and 2002 Mr. Howard was an employee of Group 1.

(2) Mr. Strange was granted an option to purchase 10,000 shares upon his election to the Board of Directors in October 2003. None of the other directors were granted any options in 2003 because the shares available under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan are limited and the Compensation Committee and the Board of Directors determined that the remaining options should be saved for the future needs of Group 1.

COMMUNICATIONS WITH DIRECTORS

      Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, to any Board committee, to the presiding director of the executive sessions or to any director in particular, to:

                          c/o Group 1 Automotive, Inc.
                            950 Echo Lane, Suite 100
                              Houston, Texas 77024

Any correspondence addressed to our Board, to any Board committee, to the presiding director of the executive sessions or to any one of the directors care of our offices are required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed.

                             AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, our independent auditors, our audited financial statements as of and for the year ended December 31, 2003. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with Ernst & Young LLP such firm's independence. The Audit Committee has also considered whether the provision of non-audit services to our Company by Ernst & Young LLP is compatible with maintaining their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Group 1's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

      Respectfully submitted by the Audit Committee of the Board of Directors of Group 1,

                                    John L. Adams (Chairman)
                                    Louis E. Lataif
                                    Stephen D. Quinn
                                    J. Terry Strange

AUDIT AND OTHER FEES

      Set forth below is a summary of certain fees paid to Arthur Andersen LLP, our former independent accountants, and to Ernst & Young LLP, our current independent auditors, for services related to the fiscal years ended December 31, 2002 and December 31, 2003. In determining the independence of Arthur Andersen LLP and Ernst & Young LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Arthur Andersen LLP's and Ernst & Young LLP's independence.

                                   2002                  2003
                                   ----                  ----
                          Arthur         Ernst          Ernst
                         Andersen       & Young        & Young
                         --------       -------        -------
Audit Fees ...........  $  49,000      $ 510,000      $ 873,328
Audit Related Fees ...         --             --         18,000
Tax Fees .............     24,263        116,942        124,735
All Other Fees .......         --             --             --

      AUDIT FEES. Audit fees consisted of amounts incurred for services performed in association with the annual financial statement audit (including required quarterly reviews), and other procedures required to be performed by the independent auditor to be able to form an opinion on our consolidated financial statements. Other procedures included consultations relating to the audit or quarterly reviews, and services performed in connection with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings, as well as out-of-pocket expenses incurred in connection with performing these services.

      AUDIT RELATED FEES. Audit related fees consisted of amounts incurred for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. Audit related services included assistance with internal control reporting requirements.

      TAX FEES. Tax fees consisted of amounts incurred for tax compliance and tax consultation services provided.

      ALL OTHER FEES. No other fees were incurred during the periods presented.

      The Audit Committee considers whether the provision of these services is compatible with maintaining Ernst & Young LLP's independence, and has determined such services for fiscal 2003 and 2002 were compatible. All of the services described above were pre-approved by the Audit Committee pursuant to paragraph
(c)(7)(ii)(C) of Rule 2-01 of Regulation S-X under the Exchange Act, to the extent that rule was applicable during fiscal 2002 and 2003.

      Ernst & Young LLP does not provide any internal audit services to Group 1. We use a separate firm, Crowe Chizek and Company LLP, for internal audit services.

      In November 2003, the Audit Committee adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to Group 1 by its independent auditor. In accordance with this policy, the Audit Committee has given its approval for the provision of audit services by Ernst & Young LLP through June 1, 2004 and has also given its approval for up to a year in advance for the provision by Ernst & Young LLP of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget. Any proposed services to be provided by the independent auditor not covered by one of these approvals, including proposed services exceeding pre-approved budget levels, will require special pre-approval by the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

                               EXECUTIVE OFFICERS

      Except as described under the heading "Executive Compensation -- Employment Agreements" below, our executive officers serve at the pleasure of our board of directors and are subject to annual appointment by our board of directors at its first meeting following each annual meeting of stockholders. The following table sets forth certain information as of April 1, 2004 regarding our executive officers:

        NAME               AGE                 POSITION
        ----               ---                 --------
B.B. Hollingsworth, Jr.     61    Chairman, President & Chief Executive Officer

John T. Turner              60    Executive Vice President

B.B. HOLLINGSWORTH, JR.

      Mr. Hollingsworth's biographical information may be found on page 5 of this Proxy Statement.

JOHN T. TURNER

      Mr. Turner has served as our Executive Vice President since February 2002 and as our Senior Vice President -- Corporate Development from December 1996 to February 2002. Prior to joining Group 1, Mr. Turner functioned in executive corporate development roles at several large, acquisition-oriented public companies for approximately fifteen years. Prior to this period, he was a partner in a public accounting firm.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

BACKGROUND

      The executive compensation program is designed to attract, motivate and retain executives who are key to our long-term success. In this process, we want to align an executive's compensation with Group 1's attainment of business goals and an increase in stockholder value. To achieve this goal, we have adopted both short-term and long-term incentive compensation plans that are dependent upon our performance. The Compensation Committee reviews executive compensation and makes appropriate adjustments based on company performance, achievement of predetermined goals, and changes in an executive's duties and responsibilities. The compensation of other Group 1 employees is based on a similar philosophy.

      Base Salary. The Compensation Committee has established a pay-for-performance philosophy by providing base salaries that generally fall in the 50th percentile of companies that are included in a compensation study prepared by Towers Perrin, a consulting firm experienced in executive compensation, and with access to national compensation surveys and our financial records. In addition, we provide incentive compensation programs to our executive officers. Executive salary levels have been and will continue to be based on market salary levels, individual performance and the financial performance of Group 1.

      Incentive Compensation. The Compensation Committee has adopted an incentive compensation program for its executive officers that is based on the earnings per share of Group 1. Depending on the earnings per share target achieved, these individuals could earn bonuses up to 150 percent of their base compensation for 2004, dependent upon their position. This level of compensation generally falls in the 75th percentile of companies in the compensation study.

      Deferred Compensation Plan. The deferred compensation plan is designed as a retention tool for key executives and general managers. It allows the group the opportunity to accumulate additional savings for retirement on a tax-deferred basis. Participants in the plan are allowed to defer receipt of a portion of their salary and/or bonus compensation. The participants can choose from various defined investment options to determine their earnings crediting rate. One such option is a declared interest rate which was set at 10.0% by the Compensation Committee for 2004. However, Group 1 has complete discretion over how the funds are utilized and these funds represent an unsecured obligation of Group 1 to the participants.

      Stock Option Plan. Stock options are granted to employees, including our executive officers, to align their long-term interests with those of our stockholders. Additionally, it allows them to develop and maintain a potentially significant equity ownership position in Group 1.

      Employee Stock Purchase Plan. Generally, under this plan, all employees, including our executive officers, are offered the opportunity to purchase a limited amount of Group 1 common stock at a 15% discount to market. This is an additional equity incentive we offer to all of our employees to further promote the enhancement of stockholder value.

COMPENSATION FOR 2003

      The Compensation Committee consults from time to time with Towers Perrin and reviews each element of compensation to ensure that the total compensation delivered reflects company performance with input on market competitiveness. During the last review, held in November 2003, the Compensation Committee confirmed that the executive compensation program met the targeted objectives, except with respect to stock option grants. During 2003, we were constrained from issuing stock options due to lack of availability under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan.

      Chief Executive Officer Compensation. As described above, our executive compensation philosophy is based on providing competitive base salaries with incentive compensation programs, including the compensation of our Chief Executive Officer, B.B. Hollingsworth, Jr. The following discussion summarizes Mr. Hollingsworth's compensation for 2003.

      Base Salary. Mr. Hollingsworth's base salary was increased 9% during 2003 to $720,000. The base salary portion of Mr. Hollingsworth's compensation is targeted to provide a salary that approximates the 50th percentile of those provided by peer group companies in the compensation study, after considering relative performance of the companies.

      Incentive Compensation. Mr. Hollingsworth earned incentive compensation of $990,000 during 2003, as compared to $900,000 during 2002, representing a 10% increase. Mr. Hollingsworth received the highest level of incentive compensation achievable, as Group 1's earnings per share for the year exceeded the highest target for the year. Diluted earnings per share increased 16% from $2.80 in 2002 to $3.26 in 2003. Mr. Hollingsworth's targeted total cash compensation (current salary plus targeted bonus) is designed to fall in the 50th percentile of the peer group companies in the compensation study. If Group 1 achieves the highest goal for 2004 as determined by the Compensation Committee, Mr. Hollingsworth's total cash compensation is designed to fall in the 75th percentile of the peer group companies.

      Deferred Compensation Plan. Mr. Hollingsworth participated in the Group 1 Automotive, Inc. Deferred Compensation Plan during 2003, deferring $500,000 of his incentive compensation. Mr. Hollingsworth did not defer any of his base salary. In 2003, Mr. Hollingsworth selected the 10.0% declared interest investment option for all of his deferrals under the plan. Since the average federal interest rate during 2003 was 5.9% Mr. Hollingsworth earned $101,593 in above-market interest during 2003 on amounts deferred under this plan.

      Stock Option Plan. In 2003, we did not grant Mr. Hollingsworth options to purchase shares of our common stock under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan. This decision is not in line with the compensation practices of the targeted 50th percentile of our peer group companies in the compensation study. The Compensation Committee determined not to grant any stock options to Mr. Hollingsworth, the other executive officers or directors (other than Mr. Strange) because the shares available under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan are limited and should be saved for the future needs of Group 1.

      Split Dollar Life Insurance. On January 23, 2002, Group 1, with the approval of the Compensation Committee, entered into an agreement with a trust established by Mr. Hollingsworth and his wife (the "Split-Dollar Agreement"). Under the Split-Dollar Agreement, Group 1 committed to make advances of a portion of the insurance premiums on a life insurance policy purchased by the trust on the joint lives of Mr. and Mrs. Hollingsworth. Under the terms of the Split-Dollar Agreement, Group 1 committed to pay the portion of the premium on the policies not related to term insurance each year for a minimum of seven years. Group 1's obligations under the Split-Dollar Agreement to pay premiums on the split-dollar insurance are not conditional, contingent or terminable under the express terms of the contract. Premiums to be paid by Group 1 are approximately $300,000 per year. The face amount of the policy is $7.5 million. Group 1 is entitled to reimbursement of the amounts paid, without interest, upon the first to occur of (a) the death of the survivor of Mr. and Mrs. Hollingsworth and (b) the termination of the Split-Dollar Agreement. In no event will Group 1's reimbursement exceed the accumulated cash value of the insurance policy, which will be less than the premiums paid in the early years. The Split-Dollar Agreement terminates upon the later to occur of the following: (a) the date that Mr. Hollingsworth ceases to be an officer, director, consultant or employee of Group 1 for any reason other than total and permanent disability and
(b) January 23, 2017. The insurance policy has been assigned to Group 1 as security for repayment of the amounts which Group 1 contributes toward payments due on such policy.

      In accordance with the terms of the Split-Dollar Agreement, Group 1 paid the 2002 premium in the amount of $299,697 in January and April 2002. However, due to the uncertainty surrounding the applicability of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") to split-dollar life insurance arrangements, Group 1, Mr. and Mrs. Hollingsworth and the trustees of the trust have entered into letter agreements pursuant to which Mr. and Mrs. Hollingsworth and the trustees consented to the deferral of Group 1's then-current obligations to pay premiums in 2003 and 2004 on the split-dollar life insurance policies until January 2005 or such earlier time as the parties mutually determine that such payments are not prohibited by the Sarbanes-Oxley Act.

      On March 2, 2004, the Compensation Committee received a legal opinion from Vinson & Elkins L.L.P., Group 1's outside legal counsel, that based on the facts, assumptions and legal analysis set forth in the opinion, such counsel believed that there is a reasonable basis to conclude that Group 1's payment of premiums as required by the terms of the Split-Dollar Agreement would not violate the prohibitions of Section 402 of the Sarbanes-Oxley Act. In such opinion, Vinson & Elkins L.L.P. stated that, although the matter is not free from doubt, the Split-Dollar Agreement appeared to meet the requirements of the grandfather clause in Section 402 because the Split Dollar Agreement was entered into before the date of enactment of the Sarbanes-Oxley Act, because the obligations of Group 1 to pay premiums on the split-dollar insurance are not conditional, contingent or terminable under the express terms of the contract, and because the agreed-upon deferrals were adverse to Mr. and Mrs. Hollingsworth and beneficial to Group 1. Vinson & Elkins L.L.P. also stated that its conclusion is subject to change if any definitive interpretive guidance is issued in the future by the SEC or the Department of Justice, or if Section 402 is interpreted judicially.

      Group 1 currently intends to request that the staff of the SEC issue to Group 1 a No-Action Letter stating that the staff will not recommend an enforcement action against Group 1 to the SEC if Group 1 resumes making premium payments on the split-dollar insurance as required by the terms of the Split-Dollar Agreement. Group 1 currently anticipates that, unless the staff of the SEC informs Group 1 that in their view such payments would violate the Sarbanes-Oxley Act or Group 1 obtains other more definitive guidance on the matter, Group 1 would resume making payments under the Split-Dollar Agreement, including the payments that were previously due but deferred, prior to the end of the deferral period.

      Tax Deductions for Compensation. In conducting the programs applicable to executives, the Compensation Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly held companies a tax deduction for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers who are employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by that company's stockholders. Our stock option plan is generally designed and implemented so that it qualifies for full deductibility under Section 162(m). However, certain compensation or awards may be granted under this plan that do not qualify under Section 162(m). In addition, the portion of total salary and bonus compensation that exceeds one million dollars for each of our Chief Executive Officer and our other executive officers does not so qualify and is subject to the limitation on deductibility under Section 162(m). As a result, we may from time to time pay compensation to our executive officers that is not deductible.

      Respectfully submitted by the Compensation Committee of the Board of Directors of Group 1,

                                     Max P. Watson, Jr.  (Chairman)
                                     John L. Adams
                                     Stephen D. Quinn

      The following table sets forth information for 2003, 2002 and 2001 regarding compensation of our Chief Executive Officer and our other most highly compensated executive officers during 2003 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                    ANNUAL COMPENSATION             COMPENSATION
                                                    -------------------             ------------
                                                                         OTHER
                                                                         ANNUAL      SECURITIES
   NAME AND PRINCIPAL                                                 COMPENSATION   UNDERLYING     ALL OTHER
        POSITION                   YEAR    SALARY(1)      BONUS(1)      (2) (3)        OPTIONS    COMPENSATION
        --------                   ----    ---------      --------      -------        -------    ------------
B.B. Hollingsworth, Jr. .........  2003    $ 667,500     $ 990,000     $ 101,593            --            --(4)
  Chairman, President and          2002      607,500       900,000        95,945            --     $ 133,286(5)
    Chief Executive Officer        2001      490,625       712,500        39,586        50,000            --

John T. Turner ..................  2003      443,750       660,000        57,208            --            --
  Executive Vice President         2002      405,000       600,000        66,374            --            --
                                   2001      334,375       487,500        27,221        25,000            --

Scott L. Thompson (6) ...........  2003      443,750       660,000       103,269            --            --
  Executive Vice President,        2002      405,000       600,000            --            --            --
    Chief Financial Officer        2001      334,375       487,500            --        25,000            --
    and Treasurer

John S. Bishop (7) ..............  2003      387,500       577,500        50,220            --            --
  Senior Vice President,           2002      354,375       525,000        37,505            --            --
  Operations                       2001      328,125       487,500        13,840        15,000            --

-------------
(1) Includes amounts deferred under the Group 1 Automotive, Inc. Deferred Compensation Plan.

(2) Does not include perquisites and other personal benefits because none exceed, in the aggregate, $50,000, for any of the individuals named in the table above.

(3) Represents above-market interest earned on amounts deferred under the Group 1 Automotive, Inc. Deferred Compensation Plan.

(4) Excludes the dollar value as calculated in accordance with the rules of the SEC of approximately $131,199 attributable to the $299,644 premium payment required to be made by Group 1 in 2003 under the Split-Dollar Agreement that was deferred due to the uncertainty surrounding the applicability of the Sarbanes-Oxley Act to split-dollar life insurance arrangements.

(5) Represents the dollar value as calculated in accordance with the rules of the SEC attributable to the $299,697 premium payment made by Group 1 in 2002 under the Split-Dollar Agreement.

(6) Mr. Thompson resigned as Executive Vice President, Chief Financial Officer and Treasurer effective March 31, 2004.

(7) On December 2, 2003, Mr. Bishop was declared dead as a result of a drowning accident.

STOCK OPTIONS GRANTED IN 2003

      No options were granted during 2003 to our named executive officers. Shares available under the Group 1 Automotive, Inc. 1996 Stock Incentive Plan are limited and were saved for our future needs.

AGGREGATE STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

      The following table contains certain information concerning the value of options exercised during 2003 and the value of unexercised options at December 31, 2003.

                                                                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                                               OPTIONS AT DECEMBER 31, 2003        DECEMBER 31, 2003 (2)
                                                               ----------------------------        ---------------------
                                 SHARES
                              ACQUIRED ON      VALUE
         NAME                  EXERCISE      REALIZED(1)       EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
         ----                  --------      -----------       -----------     -------------   -----------     -------------
B.B. Hollingsworth, Jr. ....     14,200      $  258,795         453,333             16,667      $8,757,831      $   92,168
John T. Turner .............    120,000       2,633,400         311,666              8,334       6,239,663          46,087
Scott L. Thompson ..........     53,280       1,051,239         196,000             47,000       3,751,540         801,710
John S. Bishop .............         --              --         153,266(3)              --(3)    3,054,856              --

-------------

(1) The value realized upon the exercise of a stock option is equal to the difference between the average of the high and low prices of the common stock on the New York Stock Exchange on the date of exercise and the exercise price of the stock option multiplied by the number of shares acquired.

(2) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the common stock on the New York Stock Exchange on December 31, 2003 of $34.50 and the per share exercise price of the stock option.

(3) The options that were exercisable as of December 2, 2003, the date Mr. Bishop was declared dead, may be exercised by Mr. Bishop's estate until December 2, 2004. The options that were not exercisable on December 2, 2003 terminated on such date.

EMPLOYMENT AGREEMENTS

      Effective March 1, 2002, Mr. Hollingsworth entered into a new employment agreement with us which extends through November 2, 2005. Mr. Hollingsworth's current base salary under the employment agreement is $720,000. The base salary may be increased from time to time by Group 1. Mr. Hollingsworth's participation in bonus plans will be governed by the incentive compensation plans adopted by the Compensation Committee of the Board applicable to Mr. Hollingsworth. Mr. Hollingsworth is also entitled to participate, on the same basis generally as our other employees, in all general employee benefit plans and programs that are made available to all or substantially all of our employees.

      In the event of an "involuntary termination" of Mr. Hollingsworth's employment, Mr. Hollingsworth may terminate his employment with Group 1 (if Mr. Hollingsworth's employment was not terminated by Group 1) and receive, in any event, his base salary plus his incentive bonus for the year prior to his termination for each year remaining on his employment agreement. In addition, upon an involuntary termination, Mr. Hollingsworth's stock options will become 100% vested and the exercise of those stock options will continue to be permitted as if his employment had continued for the full term of his employment agreement. An "involuntary termination" includes termination of Mr. Hollingsworth by Group 1 without cause (as defined in the employment agreement), a material breach of Mr. Hollingsworth's employment agreement by Group 1 or the dissolution, merger, sale of substantially all of the assets or a change of control (as defined in the employment agreement) of Group 1. Upon Mr. Hollingsworth's death or disability, his stock options will become 100% vested. We are not obligated to pay any amounts to Mr. Hollingsworth other than his pro rata base salary through the date of his termination upon:

            -     voluntary termination of employment by Mr. Hollingsworth;

            - termination of employment by us for cause, as defined in the employment agreement;

            -     death of Mr. Hollingsworth; or

            -     long-term disability of Mr. Hollingsworth.

      Mr. Hollingsworth has agreed not to compete with Group 1 for a period of two years after termination of his employment and not to induce any employee of Group 1 to leave his or her employment with Group 1 or hire any employee of Group 1 for a period of three years after termination of his employment.

      On May 21, 2003, but effective as of March 1, 2002, we entered into an amendment to the employment agreement with Mr. Hollingsworth. Under the amendment, if any payment made by us to or for the benefit of Mr. Hollingsworth would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, we are required to pay Mr. Hollingsworth an additional amount to cover any such taxes and any interest or penalties imposed with respect to such taxes.

      Messrs. Turner and Thompson entered into employment agreements with us dated November 3, 1997. Both of these agreements expired on November 2, 2002. These employment agreements provide that, unless terminated or not renewed by us or Messrs. Turner or Thompson, the term of their employment will continue on a month-to-month basis unless terminated at any time by either us or them, with or without cause, upon thirty days notice. Under the terms of his employment agreement, Mr. Turner is generally prohibited from competing or assisting others to compete with Group 1 during the period of employment and for a period of three years after termination of employment and is generally prohibited from inducing any other employee to terminate employment with Group 1 during the period of employment and for a period of five years after termination of employment.

      Mr. Thompson resigned as Executive Vice President, Chief Financial Officer and Treasurer effective March 31, 2004. In connection with his resignation, Mr. Thompson and Group 1 entered into an amendment to his employment agreement. Under the terms of the amendment, Mr. Thompson agreed to continue to serve as an employee of Group 1 until January 1, 2005. In consideration of his services to Group 1, we will pay him $5,000 per month. In addition, he is entitled to an additional payment of $39,166.68 during April 2004 as reimbursement of accrued vacation and certain other expenses. As permitted by his stock option agreements, his options will continue to vest in accordance with their terms so long as he remains an employee and he will continue to be entitled to exercise his options in accordance with their terms until three months after termination of his employment. In addition, the amendment modified his non-competition obligations to provide that he is generally prohibited from competing or assisting others to compete with Group 1 until March 31, 2006 and from inducing any other employee to terminate employment with Group 1 until March 31, 2007. Prior to the amendment, Mr. Thompson was subject to the same non-competition periods as Mr. Turner.

                                PERFORMANCE GRAPH

      The following stock performance graph compares the performance of Group 1's common stock to the S&P 500 Index and to a peer group for Group 1's last five fiscal years. The members of the peer group are Asbury Automotive Group, Inc., AutoNation, Inc., Lithia Motors, Inc., Sonic Automotive, Inc. and UnitedAuto Group, Inc. The source for the information contained in this table is Zack's Investment Research, Inc.

      The returns of each member of the peer group are weighted according to each member's stock market capitalization as of the beginning of each period measured. The graph assumes that the value of the investment in our common stock, the S&P 500 Index and the peer group was $100 on the last trading day of December 1998, and that all dividends were reinvested. Performance data for Group 1, the S&P 500 Index and for each member of the peer group is provided as of the last trading day of each of our last five fiscal years.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUME INITIAL INVESTMENT OF $100

                      [TOTAL RETURN COMPARISON LINEGRAPH]

*     TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS

                         GROUP 1
                       AUTOMOTIVE,
MEASUREMENT DATE          INC.         S&P 500      PEER GROUP
----------------          ----         -------      ----------
12/98 ...............   $100.00        $100.00        $100.00
12/99 ...............     53.61         121.05          62.36
12/00 ...............     36.06         110.02          41.21
12/01 ...............    109.65          96.95          91.62
12/02 ...............     91.85          75.52          79.32
12/03 ...............    139.19          97.19         127.38

                           STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) by our directors, the named executive officers, our directors and executive officers as a group and any 5% stockholders. Except as otherwise indicated, all information is as of February 29, 2004.

                                                           AGGREGATE NUMBER                                      PERCENT
                                                              OF SHARES                ACQUIRABLE WITHIN         OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 BENEFICIALLY OWNED (2)            60 DAYS (3)         OUTSTANDING (4)
----------------------------------------                 ----------------------            -----------         ---------------
B.B. Hollingsworth, Jr. ............................                 497,558                  453,333             4.2%
John T. Turner .....................................                 177,654                  300,551             2.1
Scott L. Thompson (5) ..............................                 130,678(6)               179,076             1.4
John S. Bishop (7)..................................                  20,771                  153,266(8)            *
John L. Adams ......................................                  20,000                    6,000               *
Robert E. Howard II ................................               2,147,966(9)                    --             9.5
Louis E. Lataif ....................................                      --                    3,333               *
Stephen D. Quinn ...................................                   3,000                    3,333               *
J. Terry Strange  ..................................                      --                       --               *
Max P. Watson, Jr. .................................                  10,000                    9,600               *
AIC Limited   ......................................               2,138,100(10)                   --             9.1
    1375 Kerns Road
    Burlington, Ontario, Canada L7R 4X8
Alliance Capital Management, L.P. ..................               1,569,627(11)                   --             6.9
    1290 Avenue of the Americas
    New York, NY  10104
Wachovia Corporation ...............................               1,988,872(12)                   --             8.8
    222 Berkeley Street, Suite 2010
    Boston, MA  02116
Wasatch Advisors, Inc. .............................               2,098,727(13)                   --             9.3
    150 Social Hall Avenue, Suite 400
    Salt Lake City, UT  84111
All directors and executive officers and
director nominees as a group (10 persons) ..........               3,007,627                1,108,492            18.2%



----------
  *   Represents less than 1% of the outstanding common stock

 (1) Except as otherwise indicated, the mailing address of each person or entity named in the table is Group 1 Automotive, Inc., 950 Echo Lane, Suite 100, Houston, Texas 77024.

 (2) Reflects the number of shares beneficially held by the named person as of February 29, 2004, but does not include shares which could be purchased upon exercise of options.

 (3) Reflects the number of shares that could be purchased upon the exercise of options held by the named person as of February 29, 2004, or within 60 days after February 29, 2004, under our stock option plan.

 (4) Based on the number of shares outstanding and acquirable within 60 days at February 29, 2004.

 (5) Mr. Thompson resigned as Executive Vice President, Chief Financial Officer and Treasurer effective March 31, 2004.

 (6)  Includes 3,400 shares owned by his children.

 (7) On December 2, 2003, Mr. Bishop was declared dead as a result of a drowning accident.

 (8) These options can be exercised by Mr. Bishop's estate until December 2, 2004.

 (9) Includes 780,000 shares held by Howard Investments, L.L.C., which is controlled by Mr. Howard.

(10) AIC Limited ("AIC") has shared voting and dispositive power for 2,138,100 shares, as reported on Schedule 13G as of December 31, 2003 and filed with the Securities and Exchange Commission on February 18, 2004. AIC is the portfolio manager of (i) AIC American Focused Fund, which has shared voting and dispositive power for 1,809,304 shares, (ii) AIC American Focused Corporate Class which has shared voting and dispositive power for 278,568 shares and (iii) AIC American Focused Plus Fund which has shared voting and dispositive power for 50,228 shares. AIC, as trustee of the Funds, shares with the Funds the power to direct the voting and disposition of Group 1's shares held by the Funds.

(11) Alliance Capital Management L.P. has sole voting power for 1,304,616 shares, shared voting power for 11,100 shares and sole dispositive power for 1,568,227 shares. The Equitable Life Assurance Society of the United States has sole voting power and sole dispositive power for 1,400 shares. Such information was reported on Schedule 13G as of December 31, 2003 and filed on February 10, 2004 by AXA Financial, Inc. ("AXA"), the majority-owner of Alliance Capital Management L.P. and The Equitable Life Assurance Society of the United States. AXA disclaims beneficial ownership except in its capacity as a parent holding company.

(12) Wachovia Corporation as the parent holding company or control person for J.L. Kaplan Associates, LLC, Evergreen Investment Management Company and Wachovia Securities, LLC, all investment advisors, and Wachovia Bank, N.A., a bank, beneficially owns 1,988,872 shares, 1,375,122 shares for which it has sole voting power and 1,981,472 shares for which it has sole dispositive power, as reported on Schedule 13G as of December 31, 2003 and filed with the Securities and Exchange Commission on February 11, 2004.

(13) Wasatch Advisors, Inc. is an investment advisor and has sole voting and dispositive power for 2,098,727 shares, as reported on Schedule 13G as of December 31, 2003 and filed with the Securities and Exchange Commission on February 18, 2004.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

      Our executive officers, directors and any person who owns more than ten percent of our common stock are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports regarding their ownership of our stock. To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations from these individuals that no other reports were required, during the year ended December 31, 2003, all of these filing requirements applicable to these individuals were met.

                      EQUITY COMPENSATION PLAN INFORMATION

      The following table sets forth certain information regarding equity compensation plans as of December 31, 2003.

                                                                                                      Number of
                                                                                                securities remaining
                                                                                                available for future
                                      Number of securities                                         issuance under
                                        to be issued upon        Weighted-average exercise       equity compensation
                                           exercise of              price of outstanding          plans (excluding
                                      outstanding options,         options, warrants and        securities reflected
                                       warrants and rights                rights                  in Column (A))
       Plan Category                          (A)                          (B)                           (C)
       -------------                          ---                          ---                           ---
Equity compensation plans
approved by security holders ......          2,837,635                    $19.29                      1,042,420*

Equity compensation plans not
approved by security holders ......                N/A                       N/A                           N/A
                                             ---------                    ------                      ---------
     Total ........................          2,837,635                    $19.29                      1,042,420
                                             =========                    ======                      =========

---------
* Includes 628,272 shares available under the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Max P. Watson, Jr., one of our directors and the Chairman of our Compensation Committee, is the brother of John S. Watson, who, although not an employee of Group 1 serves as our Corporate Secretary. In addition, John S. Watson, who is a former partner of Vinson & Elkins L.L.P., has been engaged to provide services from time to time to Group 1. During the twelve months ended December 31, 2003, we paid John S. Watson approximately $68,250 in fees.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Set forth below is a description of certain transactions entered into between our company and our executive officers, directors and 5% stockholders.

Bob Howard Dealership Acquisitions

      In 2001, Mr. Howard advised us, that upon the expiration of his then existing employment agreement on November 1, 2002, he planned to retire as an employee of Group 1. As part of his retirement plan, Mr. Howard said that he would like to acquire an automobile dealership in Oklahoma City, Oklahoma. We informed Mr. Howard that, subject to the approval of our Board of Directors waiving the conflict of interest policy and the non-competition provisions in Mr. Howard's employment agreement, we would have no objection to Mr. Howard acquiring a limited number of dealerships in Oklahoma City that we could not otherwise acquire.

      After our Board of Directors waived our conflict of interest policy and the non-competition provisions in Mr. Howard's employment agreement with respect to the acquisitions of those dealerships, Mr. Howard proceeded to acquire Ford, Lincoln, Mercury, Jaguar and Volvo dealerships in Oklahoma City. At that time, we were prohibited from acquiring any of these dealerships because Ford Motor Company had targeted their sale to individuals only.

      In September 2002, we were informed by Ford Motor Company that we could pursue the acquisition of Mr. Howard's Ford, Lincoln and Mercury dealership in Oklahoma City. We desired to acquire the franchises to add to our 13 franchises that operate in the Oklahoma City market. Mr. Howard agreed to sell the Ford, Lincoln and Mercury dealership to us at his effective cost, if we would sell to him our Mercedes-Benz dealership in Oklahoma City at its appraised value. Mr. Howard's effective cost of the Ford, Lincoln and Mercury dealership was approximately $13.0 million. It was determined that Mr. Howard would not realize a gain on this transaction, and we believed our investment in the dealership would be accretive to our earnings per share. The appraised value of our Mercedes-Benz dealership was $7.7 million, which included an estimate of working capital and exceeded our cost.

      As part of the proposed transaction, Mr. Howard agreed to purchase unimproved land adjacent to the dealership for $79,000, which was considered fair market value and equaled our cost basis. Also, Mr. Howard would no longer be paying monthly rent to us for the building adjacent to the Mercedes-Benz dealership, as this building was included in the Mercedes-Benz facilities lease that Mr. Howard would assume in connection with his purchase of this dealership.

      At the November 13, 2002 meeting of our Board of Directors, our Board of Directors approved our acquisition of the Ford, Lincoln and Mercury dealership from Mr. Howard and the sale of our Mercedes-Benz dealership, including the adjacent land, to Mr. Howard on the terms set forth in the preceding paragraphs. As part of that approval, our Board of Directors agreed to waive any conflict of interest and any non-competition covenants in Mr. Howard's employment agreement that might arise or be violated by virtue of Mr. Howard owning the Mercedes-Benz dealership.

      Effective in January 2003, we purchased the Ford, Lincoln and Mercury franchises from Mr. Howard and sold the Mercedes-Benz franchise to a company owned by Mr. Howard. The Ford, Lincoln and Mercury franchises had $131.2 million in annual revenues during 2002, and the Mercedes-Benz franchise had $47.4 million in annual revenues during 2002. In completing the acquisitions, the aggregate consideration paid by us consisted of $12.7 million of cash, net of cash received and the assumption of approximately $22.9 million of inventory financing. We received $7.4 million in cash from the sale of the Mercedes-Benz dealership franchise and related assets, which included actual working capital at the date of closing and exceeded our cost in the dealership by approximately $1.3 million. This excess sales price over cost was recorded as a reduction of the cost basis in the newly acquired Ford, Lincoln and Mercury dealerships. Additionally, the outstanding inventory financing for the Mercedes-Benz dealership was assumed by a company owned by Mr. Howard. Mr. Howard's Mercedes-Benz dealership reimburses us for any accounting related costs incurred on behalf of his dealership, and in 2003 such reimbursements totaled $22,200.

      In addition, effective February 18, 2003, Group 1 sold certain dealership buildings in Oklahoma City to Mr. Howard for $4.5 million and leased them back on a 25-year lease. The sales price represented Group 1's cost basis in recently constructed buildings and no gain or loss was recognized. In connection with this transaction, Group 1 entered into a lease, for land owned by Mr. Howard and the buildings sold and leased back, which is described in the last paragraph under "Leases" below.

Leases

      We generally seek to enter into lease agreements that have 30 year terms and are cancelable at our option at various times during the lease term. As a result, we lease a majority of our facilities at what are believed to be market terms. Pursuant to the terms of the lease agreements, we are required to pay all applicable property taxes, maintain adequate insurance and, if necessary, repair or replace the leased buildings.

      North Broadway Real Estate, an Oklahoma limited liability company, owned 50% by Mr. Howard and 50% by an unrelated third party, leases the real estate and facilities of one of our collision repair centers to us. This lease provides for a monthly rental rate of $13,300.

      Bob Howard Pontiac-GMC, one of our subsidiaries, leases two properties owned by Mr. Howard and used by Bob Howard Pontiac-GMC and Bob Howard Dodge Chrysler Jeep as automobile dealerships in Oklahoma City, Oklahoma. These leases provide for monthly rental payments of $91,195.

      Bob Howard Chevrolet, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Chevrolet as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $51,507.

      Bob Howard Toyota, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Toyota as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $35,577.

      South Pointe Chevrolet-Hummer, one of our subsidiaries, leases property owned by Mr. Howard and used by South Pointe Chevrolet-Hummer as an automobile dealership in Tulsa, Oklahoma. The lease relating to this property provides for monthly rental payments of $90,000.

      Bob Howard Lincoln Mercury of Edmond, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Lincoln Mercury of Edmond as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $18,282.

      Bob Howard Honda Acura, one of our subsidiaries, leases property owned by Mr. Howard and used by Bob Howard Honda Acura as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $44,376.

Registration Agreement

      During 2001, Mr. Howard entered into a registration agreement with us. Under the agreement, we included 700,000 shares of Group 1 common stock owned by Mr. Howard in a registration statement that we were filing for our benefit, in return for Mr. Howard's agreement not to sell any shares of Group 1 common stock owned by him, except for shares of common stock sold pursuant to the registration statement, until the earlier of (i) the first business day immediately following the consummation of the sale of all his shares of common stock covered by the registration statement or (ii) the first business day immediately following the termination of the registration agreement by Mr. Howard or us. The registration agreement allows us to defer the sale by Mr. Howard of any shares of common stock covered by this registration statement under certain circumstances. We agreed to pay all expenses incurred in connection with the registration statement, other than expenses directly attributable to the inclusion of Mr. Howard's shares of our common stock in the registration statement. In addition, Mr. Howard agreed to pay any underwriters' discounts and commissions applicable to his shares of common stock covered by the registration statement as well as the costs for experts or professionals, including counsel, employed by Mr. Howard or on his behalf in connection with the registration of his shares under the registration agreement. We have agreed to indemnify Mr. Howard for liabilities arising under the Securities Act with respect to any offering of his shares under the registration statement, other than liabilities arising from information furnished by Mr. Howard. Mr. Howard has agreed to indemnify us for liabilities arising under the Securities Act with respect to any such offering as a result of information furnished by him. As of February 29, 2004, Mr. Howard has sold 657,404 of the 700,000 shares covered by the registration agreement.

                 ITEM 2 - AMENDMENT TO GROUP 1 AUTOMOTIVE, INC.
                            1996 STOCK INCENTIVE PLAN

GENERAL

      Our Board of Directors and stockholders adopted the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (the "Stock Incentive Plan") in November 1996. Amendments to the Stock Incentive Plan increasing the number of shares issuable under the plan were approved by our Board of Directors and stockholders in 1997, 1999 and 2000. As a result, an aggregate of 4,500,000 shares may be issued under the Stock Incentive Plan.

      On March 10, 2004, our Board of Directors adopted an amendment to the Stock Incentive Plan to:

- increase the number of shares of common stock available for issuance under the plan from 4,500,000 to 5,500,000 shares;

-     extend the duration of the plan to March 9, 2014; and

- prohibit the issuance of options to purchase our common stock at a price below the fair market value of a share of common stock on the date of grant of such option.

      The amendment to the Stock Incentive Plan is contingent upon receiving the affirmative vote of the holders of a majority of our common stock cast with respect to the proposal. In addition, under applicable rules of the New York Stock Exchange, in order for the proposal to be approved, the total number of shares of common stock cast with respect to the proposal must represent over 50% of our common stock entitled to vote on the proposal. Abstentions will be counted as votes cast against the proposal and broker non-votes will not be counted as votes cast with respect to the proposal under applicable rules of the New York Stock Exchange Our Board of Directors recommends voting "FOR" approval by the stockholders of the amendment to the Stock Incentive Plan. The amendment is attached to this proxy statement as Exhibit B.

PURPOSE OF THE PLAN

      One of the purposes of the Stock Incentive Plan is to align our executives' and other key employees' long-term interests with those of our stockholders and to allow these individuals to develop and maintain a potentially significant equity ownership position in Group 1. We believe that our Stock Incentive Plan provides these individuals with an increased incentive to contribute to our future success and prosperity, thus enhancing the value of Group 1 for the benefit of our stockholders. A further purpose of the Stock Incentive Plan is to enhance our ability to attract and retain individuals who are essential to the progress, growth and profitability of Group 1. We believe that our current ability to attract and retain key personnel is acutely important for the future success of our company as a result of the loss of two of our senior executive officers over the past year and our expected increased acquisition activity over the next year. Mr. Bishop, our Senior Vice President, Operations, was declared dead as a result of a drowning accident on December 2, 2003. In addition, Mr. Thompson, our Executive Vice President, Chief Financial Officer and Treasurer, resigned from such position on March 31, 2004. We are currently conducting searches to replace those persons and to fill other key positions. If any of our current senior executives leave or if we fail to attract and retain other qualified employees, our business could be adversely affected.

INCREASE IN NUMBER OF SHARES

      The proposed amendment amends the plan to increase the number of shares of common stock available for issuance under the plan from 4,500,000 to 5,500,000 shares. As of December 31, 2003, we had stock options to purchase an aggregate of 2,837,635 shares of our common stock outstanding under the Stock Incentive Plan and only 414,148 shares available under the plan for future grants. We do not believe that this number of shares is adequate to attract and retain high quality replacements for the senior executive officers that we have recently lost or the principals and key personnel of our anticipated acquired operations and to incentivize our existing executives and key personnel. Our Board of Directors believes that the Stock Incentive Plan should be amended to increase the number of shares authorized under the plan by 1,000,000 shares in order to meet our needs. We believe that the additional availability from this increase will be sufficient to attract new senior executive officers and to cover any other awards to our executives and key employees for the forseeable future.

      In considering whether to approve an amendment to the Stock Incentive Plan to increase the number of shares available under the plan, our Board of Directors performed a detailed analysis of the percentage of our outstanding stock represented by outstanding options and shares available for future grant under the plan, or "overhang." The overhang at any particular date is calculated by dividing (a) the number of shares of common stock subject to options outstanding on such date plus the number of shares available for issuance under the plan on such date by (b) the number of shares described in clause (a) above plus the total number of shares of common stock outstanding on such date. At December 31, 2002 and 2003, the overhang was approximately

14.4% and 12.6%, respectively. Over the next 12 months, we expect that options to purchase approximately 377,000 shares will be exercised by Mr. Thompson and the estate of Mr. Bishop as a result of their termination of employment with us. In addition, we estimate that options to purchase an additional 435,000 shares will be exercised in 2004 by other participants with grants maturing in 2004. After giving effect to the 1,000,000 share increase in the availability under the plan and the expected exercise of the options to purchase approximately 812,000 shares as described above, we estimate that the overhang will be approximately 12.9%.

EXTENSION OF THE DURATION

      The proposed amendment amends the plan to extend the duration of the plan from November 2006 to March 9, 2014. Upon termination of the plan, future awards are not permitted to be made under the plan. Termination of the plan does not affect awards made prior to termination.

PROHIBITION OF ISSUANCE OF OPTIONS WITH EXERCISE PRICE BELOW FAIR MARKET VALUE

      The plan currently permits the issuance of non-statutory stock options to purchase common stock at a purchase price that is no less than 80% of the fair market value of a share of our common stock on the date of the grant of such option. We have, however, never issued any stock options under the plan at an exercise price below the fair market value of our common stock on the date of the grant. The proposed amendment amends the plan to prohibit the issuance of options to purchase our common stock at a price below the fair market value of a share of our common stock on the date of the grant of such option.

SUMMARY OF STOCK INCENTIVE PLAN

      The following general description of the Stock Incentive Plan does not cover all matters addressed by the Stock Incentive Plan. We urge you to read the Stock Incentive Plan.

      The Stock Incentive Plan provides for the grant of any or all of the following types of awards:

      -     incentive stock options;

      - stock options that do not constitute incentive stock options ("non-statutory stock options"); and

      -     restricted stock.

      Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination or in tandem as determined by the Compensation Committee, which is currently comprised of Messrs. Adams, Quinn and Watson. In November 2003, the Compensation Committee established a subcommittee of the Compensation Committee consisting solely of Messrs. Adams and Quinn, both "Non-Employee Directors" within the meaning of Rule 16b-3. The subcommittee was granted all authority to grant awards under the plan. Unless the context requires otherwise, references in this section to the "Compensation Committee" will also include this subcommittee.

      Term. The Stock Incentive Plan was adopted effective as of November 1996 and will terminate in November 2006 unless terminated earlier by our Board of Directors. Our Board of Directors has approved, subject to approval by our stockholders, an extension of the duration of the plan to March 9, 2014. Termination of the Stock Incentive Plan will not affect the awards made prior to termination, but awards will not be made after termination.

      Administration. The Stock Incentive Plan is administered by the Compensation Committee. Subject to the terms of the Stock Incentive Plan, the Compensation Committee has sole authority and discretion to: (1) designate which employees, consultants or directors shall receive an award; (2) determine the types of awards to be granted under the Stock Incentive Plan; (3) determine the time or times an award shall be made; (4) determine the number of shares of our common stock that may be issued under each option or restricted stock award; (5) determine the terms and conditions of any award; (6) interpret, construe and administer the Stock Incentive Plan and any agreement relating to an award made under the Stock Incentive Plan; and (7) make any other determination and take any other action that the Compensation Committee deems necessary or desirable for the administration of the plan.

    Eligibility. Awards may be granted only to persons who, at the time of grant, are employees or consultants of Group 1 or its subsidiaries or directors of Group 1. As of December 31, 2003, 794 employees of Group 1 or its subsidiaries or directors of Group 1 had been granted options under the Stock Incentive Plan.

    Shares Subject to the Stock Incentive Plan. There are 4,500,000 shares of Common Stock reserved for issuance under the Stock Incentive Plan. An additional 1,000,000 shares of our common stock have been reserved for issuance subject to approval by our stockholders. If an award granted under the Stock Incentive Plan lapses or otherwise terminates without the delivery of shares of our common stock or of other consideration, then the shares of our common stock covered by such award will again be available for granting awards under the Stock Incentive Plan. The maximum number of shares of our common stock that may be subject to awards granted to any one individual during any calendar year may not exceed 500,000 shares. This limitation with respect to any individual shall be applied in a manner that will permit compensation generated under the Stock Incentive Plan to constitute "performance-based" compensation for purposes of Section 162(m) of the Internal Revenue Code. Any shares of our common stock delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares or (where permitted by applicable law) previously issued shares of our common stock reacquired by us. The number of shares authorized to be issued under the Stock Incentive Plan and the maximum number of shares that may be awarded to any one individual during any calendar year are subject to adjustment upon a reorganization, stock split, recapitalization or other change in our capital structure.

    Stock Options. The Stock Incentive Plan provides for two types of options: incentive stock options and non-statutory stock options. The Compensation Committee is authorized to grant options to eligible participants (which in the case of incentive stock options are only individuals who are employed by Group 1 or one of its subsidiaries at the time of grant) with the following terms and conditions:

    The purchase price per share of our common stock will be determined by the Compensation Committee; provided, however, that prior to the approval by our stockholders of the proposed amendment to the Stock Incentive Plan (a) in the case of an incentive stock option, such purchase price will not be less than the fair market value of a share of our common stock on the date of grant of such option and (b) in the case of a non-statutory stock option, such purchase price will not be less than 80% of the fair market value of a share of our common stock on the date of grant of such option. Our Board of Directors has approved, subject to approval by our stockholders, an amendment to the Stock Incentive Plan to provide that, in the case of any options granted under the plan, the purchase price per share of our common stock will not be less than the fair market value of a share of our common stock on the date of the grant of such option regardless of whether such option is an incentive stock option or a non-statutory stock option. Further, the purchase price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of Group 1 or of any subsidiary of Group 1 within the meaning of Section 422(b)(6) of the Internal Revenue Code must be at least 110% of the fair market value of a share of our common stock at the time such option is granted. The purchase price or portion thereof shall be paid in full in the manner prescribed by the Compensation Committee.

    The Compensation Committee determines the term of each option; provided, however, that any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of Group 1 or of any subsidiary of Group 1 within the meaning of Section 422(b)(6) of the Internal Revenue Code must not be exercisable after the expiration of five years from the date of grant. The Compensation Committee also determines the time at which an option may be exercised in whole or in part, and the method by which (and the form, including cash or shares of our common stock or any combination thereof having a fair market value on the exercise date equal to the relevant exercise price, in which) payment of the exercise price with respect thereto may be made or deemed to have been made.

    Each incentive stock option shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by such holder or the holder's guardian or legal representative. Each non-statutory stock option will not be transferable other than (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or (c) with the consent of the Compensation Committee.

      Restricted Stock Awards. The Compensation Committee is authorized to grant restricted stock awards to eligible individuals. We have not granted any restricted stock awards under the Stock Incentive Plan on or prior to the date of this proxy statement. Pursuant to a restricted stock award, shares of our common stock will be issued or delivered to the holder without any cash payment to Group 1, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to Group 1 as may be determined in the discretion of the Compensation Committee. The restrictions on disposition and the forfeiture restrictions may lapse based upon (a) our attainment of specific performance targets established by the Compensation Committee that are based on
(1) the price of a share of our common stock, (2) our earnings per share, (3) our market share, (4) the market share of one of our business units designated by the Compensation Committee, (5) our sales, (6) the sales of one of our business units designated by the Compensation Committee or (7) the return on stockholders' equity achieved by us, (b) the holder's continued employment with us or continued service as a consultant or director for a specified time, (c) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee, or (d) a combination of these factors. We retain custody of the shares of our common stock issued pursuant to a restricted stock award until the disposition and forfeiture restrictions lapse. The holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period. However, upon the issuance to the holder of shares of our common stock pursuant to a restricted stock award, except for the foregoing restrictions, such holder will have all the rights of one of our stockholders with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

      Corporate Change. The Stock Incentive Plan provides that, upon a Corporate Change (as hereinafter defined), the Compensation Committee may accelerate the vesting and exercise date of options, cancel options and make payments in respect thereof in cash, adjust the outstanding options as appropriate to reflect such Corporate Change, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. Upon the occurrence of a Corporate Change, the Compensation Committee may fully vest any restricted stock awards then outstanding and, upon such vesting, all restrictions applicable to such restricted stock will terminate. The Stock Incentive Plan provides that a Corporate Change occurs (a) if Group 1 is dissolved and liquidated, (b) if Group 1 is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (c) if Group 1 sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets, (d) if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of Group 1's voting stock or (e) if after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our Board of Directors.

      Amendment. Our Board of Directors in its discretion may terminate the Stock Incentive Plan at any time with respect to any shares for which an award has not theretofore been made. Our Board of Directors has the right to alter or amend the Stock Incentive Plan or any part thereof from time to time; provided that no change in any award theretofore made may be made which would impair the rights of the recipient of the award without the consent of such recipient and provided, further, that our Board of Directors may not, without approval of the stockholders, amend the Stock Incentive Plan to (a) increase the maximum aggregate number of shares of our common stock that may be issued under the Stock Incentive Plan or (b) change the class of individuals eligible to receive awards under the Stock Incentive Plan.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE STOCK INCENTIVE PLAN

    Non-Statutory Stock Options. As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the Stock Incentive Plan and we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. Upon the exercise of a non-statutory stock option, and subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse.

      Incentive Stock Options. The incentive stock options under the Stock Incentive Plan are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the optionee's alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

      Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

      Restricted Stock. An employee who has been granted restricted stock under the Stock Incentive Plan will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Internal Revenue Code as discussed below, we will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the employee and deductible as such by us. Notwithstanding the foregoing, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award, in which case (a) subject to Section 162(m) of the Internal Revenue Code, we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

      Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Internal Revenue Code as "performance-based" is specifically exempt from the deduction limit. Based on
Section 162(m) of the Internal Revenue Code and the regulations thereunder, our ability to deduct compensation income generated in connection with the exercise of stock options granted under the Stock Incentive Plan that have an exercise price equal to or greater than the fair market value of the shares on the date of grant should not be limited by Section 162(m) of the Internal Revenue Code. However,
Section 162(m) of the Internal Revenue Code could limit our deduction with respect to compensation income generated in connection with the exercise of an option that had an exercise price less than the fair market value of the shares on the date of grant. The Stock Incentive Plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit. If the forfeiture restrictions relating to a restricted stock award are based solely upon the satisfaction of one of the performance criteria set forth in the Stock Incentive Plan, then we believe that the compensation expense relating to such an award will be deductible by us if the restricted stock becomes vested. However, compensation expense deductions relating to restricted stock awards will be subject to the Section 162(m) deduction limitation if the restricted stock becomes vested based upon any other criteria set forth in such award.

      The Stock Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code.

      The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the Stock Incentive Plan. No consideration has been given to the effects of state, local, or other tax laws on the Stock Incentive Plan or award recipients.

INAPPLICABILITY OF ERISA

      Based upon current law and published interpretations, we do not believe the Stock Incentive Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

PARTICIPATION IN STOCK INCENTIVE PLAN

      The following table sets forth certain information concerning options granted under the Stock Incentive Plan from January 1, 2003 through December 31, 2003:

                                                                                  OPTION GRANTED
                                                                                (SHARES OF COMMON
          INDIVIDUAL OR GROUP                                                         STOCK)
          -------------------                                                         ------
          B.B. Hollingsworth, Jr. ..........................................              --
          John T. Turner....................................................              --
          Scott L. Thompson.................................................              --
          John S. Bishop....................................................              --
          All current executive officers as a group.........................              --
          All current directors who are not executive officers as a group...          10,000
          All employees who are not executive officers as a group...........         166,000


                        OUR BOARD OF DIRECTORS RECOMMENDS
                    A VOTE "FOR"APPROVAL OF THE AMENDMENT TO
             THE GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN.

                    ITEM 3 - RATIFICATION OF THE APPOINTMENT
                  OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

      On May 9, 2002, we dismissed Arthur Andersen LLP ("Andersen") as our independent auditors and engaged Ernst & Young LLP as our independent auditors. The decision to change independent auditors was recommended by the Audit Committee and was approved by the Board of Directors.

    Andersen's reports on our consolidated financial statements for the two fiscal years preceding Andersen's dismissal contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    During 2001 and the period from January 1, 2002 through May 9, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with Andersen's report; and during such period there were no "reportable events" of the kind listed in Item 304(a)(1)(v) of Regulation S-K.

    We have previously provided Andersen with a copy of the foregoing disclosure and requested Andersen to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements in the foregoing disclosure and, if not, stating the respects in which it does not agree. Andersen's letter was filed with the Securities and Exchange Commission as Exhibit 16.1 to our current report on Form 8-K/A dated as of May 15, 2002.

    During 2001 and the period from January 1, 2002 through May 9, 2002, we did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

    Our stockholders are being asked to ratify our Audit Committee's appointment of Ernst & Young LLP as our independent auditors for fiscal 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

    The ratification of our Audit Committee's appointment of Ernst & Young LLP as our independent auditors for fiscal 2004 requires our receiving the affirmative vote of the holders of a majority of our common stock cast with respect to the proposal. Abstentions and broker non-votes would not be counted as votes cast with respect to the proposal.

 OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT
  OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING
                               DECEMBER 31, 2004.

                       VOTING OF SHARES COVERED BY PROXIES

    We are not aware of any other matters that will be properly brought before the annual meeting. However, if any additional matters are properly brought before the annual meeting, Mr. Hollingsworth and Ms. Sibley will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment. The accompanying form of proxy has been prepared at the direction of our Board of Directors and is being sent to you at the request of our Board of Directors. Mr. Hollingsworth and Ms. Sibley were designated to be your proxies by our Board of Directors.

                                  OTHER MATTERS

EXPENSES OF SOLICITATION

     We engaged Mellon Investor Services LLC to assist with the solicitation of proxies for a fee not to exceed $8,500, plus reimbursement for reasonable out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by our directors, officers or other employees, but such persons will not receive any special compensation for such services. We will reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them for sending proxy materials to beneficial owners of our common stock. We will pay the entire cost of the solicitation.

ANNUAL REPORT

    Our annual report, including our financial statements and the financial statement schedules, accompany this proxy statement. Our stockholders are referred to the annual report for financial and other information about us.

                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

    Pursuant to the various rules promulgated by the Securities and Exchange Commission, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2005 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in such proxy materials, stockholder proposals must be received by our Secretary no later than December 13, 2004. No stockholder proposal was received for inclusion in this Proxy Statement.

    In addition to the requirements of the Securities and Exchange Commission described in the preceding paragraph, and as more specifically provided for in our bylaws, in order for a nomination of persons for election to our Board of Directors or a proposal of business to be properly brought before our Annual Meeting of Stockholders, it must be either specified in the notice of the meeting given by our Secretary or otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who complies with the following notice procedures. A stockholder making a nomination for election to our Board of Directors or a proposal of business must deliver proper notice to our Secretary at least 70 days but not more than 90 days prior to the anniversary date of the 2004 Annual Meeting. For a stockholder nomination for election to our Board of Directors or a proposal of business to be considered at the 2005 Annual Meeting of Stockholders, it should be properly submitted to our Secretary no earlier than February 18, 2005 and no later than March 10, 2005.

    For each individual that a stockholder proposes to nominate as a director, the stockholder must provide notice to our Secretary. Such notice must set forth all of the information required in solicitations of proxies under the Securities and Exchange Commission rules or any other law. For any other business that a stockholder desires to bring before an annual meeting, the stockholder must provide a brief description of such business, the reasons for conducting such business and any material interest in such business of the stockholder and any beneficial owner on whose behalf the stockholder has made the proposal. If a stockholder provides notice for either event described above, such notice must include the following information:

    -   the name and address of the stockholder as it appears on our books;

    - the name and address of the beneficial owner, if any, as it appears on our books; and

    - the class or series and the number of shares of our stock that are owned beneficially and of record by the stockholder and the beneficial owner.

    If we increase the number of directors to be elected at an annual meeting, we must make a public announcement naming all of the nominees for director and specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year's annual meeting. However, if we fail to make such an announcement, a stockholder's notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Secretary at the address indicated on page 1 of this proxy statement not later than the close of business on the 10th day following the day on which the public announcement is first made.

    Detailed information for submitting stockholder proposals is available upon written request to our Secretary at 950 Echo Lane, Suite 100, Houston, Texas 77024. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a Stockholder proposal included in our Proxy Statement for the 2005 Annual Meeting of Stockholders.

By Order of the Board of Directors,

/s/ John S. Watson

John S. Watson
Secretary

Houston, Texas
April 12, 2004

                                                                       EXHIBIT A

                            GROUP 1 AUTOMOTIVE, INC.
                             AUDIT COMMITTEE CHARTER

         The Board of Directors (the "BOARD") of Group 1 Automotive Inc. (the "COMPANY") has heretofore constituted and established an Audit Committee (the "COMMITTEE") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

PURPOSES

         The purposes of the Committee are:

         1. To oversee the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

         2. To oversee the Company's compliance with legal and regulatory requirements;

         3. To oversee the independent auditors' qualifications and independence;

         4. To oversee the performance of the Company's internal audit function and independent auditors;

         5. To oversee the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

         6. To provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee; and

         7. To perform such other functions as the Board may assign to the Committee from time to time.

         Consistent with this purpose, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

         The Audit Committee shall prepare annually a report meeting the requirements of any applicable regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement relating to its annual meeting of stockholders.

COMPOSITION

         The Committee will be appointed annually by the Board on the recommendation of the Nominating/Governance Committee of the Board and shall serve until the annual meeting of the Board following the next annual meeting of the stockholders of the Company. The Chairman of the Committee (the "CHAIR") shall be designated by the Nominating/Governance Committee or, if no such designation is made, shall be selected by the affirmative vote of the majority of the Committee.

         The Committee shall be comprised of at least three directors. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange (the "NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and the rules and regulations of the SEC. At least one member of the Committee shall be an audit committee financial expert as defined by the SEC. The Board shall determine annually whether each member of the Committee is independent in accordance with the requirements described above. If a member of the Committee serves on more than three audit committees of public companies (including the Company's Audit Committee), prior to appointing that member to the Committee, the Board shall determine that such person's membership on those other audit committees will not impair that person's ability to serve effectively on the Company's Audit Committee, and the Company shall disclose such determination in the Company's annual proxy statement.

         Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

AUTHORITY AND RESPONSIBILITIES

         The Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. As such, the Committee will have direct access to financial, legal, and other staff and consultants of the Company. Such consultants may assist the Committee in defining its role and responsibilities, consult with Committee members regarding a specific audit or other issues that may arise in the course of the Committee's duties, and conduct independent investigations, studies, or tests. The Committee has the authority to employ such other accountants, attorneys, consultants or other outside advisors to assist the Committee as it deems advisable, which expenses the Company shall pay. The Committee may also meet with the Company's investment bankers or financial analysts who follow the Company. The Committee may require any officer or employee of the Company or any of its subsidiaries, the Company's outside legal counsel, and the Company's external auditors to meet with the Committee or any member of the Committee. The Committee will report to the Board on a regular basis, and the Board shall provide an annual performance evaluation of the Committee.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with accounting principles generally accepted in the United States and applicable rules and regulations. These are the responsibilities of the Company's management and the Company's independent auditors. The Company's management is responsible for compliance with laws and regulations and compliance with the Company's policies and procedures.

         Without limiting the generality of the preceding statements, the Committee shall have the authority, and is entrusted with responsibility to do the following actions:

         FINANCIAL REPORTING PROCESS.

         1. Annually (a) select and engage the Company's independent auditors retained to audit the financial statements of the Company; (b) review, evaluate and determine the compensation of the independent auditors; and (c) evaluate the performance and on-going qualifications of the independent auditors. Any independent auditors selected by the Committee shall be a "registered public accounting firm" within the definition contained in Section 2 of the Sarbanes-Oxley Act of 2002, as required by law. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

         2. Dismiss the independent auditors if it determines, in its sole discretion, that such action is necessary. The Committee shall also consider whether or not the firm used as the independent auditors should be rotated every five years.

         3. Review the experience and qualifications of the senior members of the independent auditors' team and the quality control procedures of the independent auditors.

         4. Require that the independent auditors rotate the lead audit partner and the reviewing audit partner engaged on the Company's account every five years.

         5. Pre-approve all audit services and all permitted audit-related services, tax services and other non-audit services to be performed by the Company's independent auditors. The Committee may delegate its pre-approval authority for these services to one or more members, whose decisions shall be presented to the full Committee at its scheduled meetings. Each of these services must receive specific pre-approval by the Committee unless the Committee has provided general pre-approval for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

         6. Set guidelines for the Company's hiring of employees or former employees of the independent auditors who were engaged on the Company's account.

         7. Confirm the independence of the independent auditors, including a review of the nature of all services and related fees provided by the independent auditors.

         8. Periodically, but at least annually, obtain and review a written report from the independent auditors regarding all relationships between the independent auditors and the Company that may impact the independent auditors' objectivity and independence, which report shall include a statement from the independent auditors with respect to such firm's independence, and discuss such report with the independent auditors. The Committee shall also recommend any appropriate action to the Board in response to the written report necessary to satisfy itself of the independence and objectivity of the independent auditors.

         9. At least annually, obtain and review a report by the independent auditors describing such firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

         10. Review with the independent auditors, prior to the initiation of the annual audit, the independent auditors' process for identifying and responding to key audit and internal control risks, and the scope and approach of the audit to assure completeness of coverage of key business controls and risk areas.

         11. Periodically discuss separately with management, the independent auditors and the internal auditors the adequacy and integrity of the Company's accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company's financial disclosure and the extent to which major recommendations made by the independent auditors or the internal auditors have been implemented or resolved.

         12. Approve the formation of all offshore subsidiaries or affiliates of the Company.

         13. Serve as a channel of communication between the independent auditor and the Board and/or management of the Company. The independent auditors are ultimately accountable to the Committee.

         14. Instruct the independent auditors to report directly to the Committee any problems or difficulties incurred in connection with the audit, including any restrictions on the scope of activities or access to required information, or any disagreements with management and resolve any disagreements between management and the independent auditors regarding financial reporting.

         15. Review and discuss with management and the independent auditors disclosures made in management's discussion and analysis of financial condition and the financial statements and footnotes included in the annual report to stockholders and Form 10-K filings made with the SEC prior to the filing of such reports with the SEC. In addition, review findings of any examinations by regulatory agencies, such as the SEC.

         16. Review with management and the independent auditors at the completion of the annual audit:

                  - the independent auditors' audit of the financial statements and their report thereon,

                  - any significant changes required in the independent auditors' audit plan,

                  - the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves,

                  - the critical accounting policies used in the financial statements, an analysis of the effect of alternative methods of applying accounting principles generally accepted in the United States on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters,

                  - insider and affiliated party transactions and potential conflicts of interest, and

                  - other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

         17. Review and approve the appointment, performance and replacement of the senior internal auditing executive, who shall have direct access to the Committee.

         18. Periodically meet and review with the senior internal auditing executive the internal reports to management prepared by the internal auditing department and any findings of major significance stemming from internal audits, together with management's response and follow-up to those reports.

         19. Discuss with management and the senior internal auditing executive policies with respect to risk assessment and risk management.

         20. Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as approve any off-balance sheet structures, other than operating leases below $10 million with non-executive officers and directors, contemplated by the Company on the Company's financial statements.

         21. Review and discuss with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including disclosures made in management's discussion and analysis of financial condition and the results of the independent auditors reviews of the quarterly financial statements.

         22. Review and discuss with financial management the Company's earnings to be included in its press releases, including the use of "pro forma" or "adjusted" information that is not consistent with accounting principles generally accepted in the United States, as well as financial information and earnings guidance provided to analysts and ratings agencies. These duties may be satisfied by a discussion with financial management of the types of information to be disclosed and the types of presentations to be made in the future. These duties do not require the Committee to discuss with financial management in advance each earnings release or each instance in which the Company may provide earnings guidance.

         23. Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

         24. Review with the Company's management and/or legal counsel legal and regulatory matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         25. Discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit.



         SYSTEM OF INTERNAL CONTROLS.

         1. Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company. Consider and review with management and the independent auditors the following:

                  - the effectiveness of or weaknesses in the Company's internal controls including the status and adequacy of management information systems and other information and security, the overall control environment and accounting and financial controls;

                  - any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data and (ii) any fraud, including that which involves management or other employees who have a significant role in the Company's internal controls; and

                  - any related significant findings and recommendations of the independent auditors, together with management's response thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

         2. Assess internal processes for determining and managing key financial statement risk areas.

         3. Ascertain whether the company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

         4. Review with management and the independent auditors any significant transactions that are not a normal part of the Company's operations and changes, if any, in the Company's accounting principles or their application.

CORPORATE COMPLIANCE PROCESS.

         1. Approve for recommendation to the Board the Company's policies and procedures regarding compliance with the law and with significant Company policies, including, but not limited to, codes of conduct expressing principles of business ethics, legal compliance, the Foreign Corrupt Practices Act, environmental, health, and safety issues, and other matters relating to business conduct, and programs of legal compliance designed to prevent and detect violations of law.

         2. Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, auditing matters and the confidential, anonymous submissions by employees of concerns regarding accounting and auditing matters. Monitor actions taken by the Company in response to any letters or reports to management provided by the internal auditors or independent auditors.

         3. Investigate at its discretion any matter brought to its attention, which investigation may include reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

         4. Evaluate whether management has the proper review systems in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

         5. Review with the Company's management and others any legal, tax or regulatory matters (including compliance with Manufacturer Public Company Agreements) that may have a material impact on Company operations and the financial statements, related Company compliance policies, and programs and reports received from regulators.

         6. Review policies and procedures with respect to officers' expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the independent auditors.

OTHER COMMITTEE RESPONSIBILITIES.

         The Committee will review and reassess the adequacy of this Charter on an annual basis, and will submit the charter to the Board for approval. The Committee Charter will be included in the proxy statement as required under regulations of the SEC.

         The Committee will prepare a report to stockholders, to be included in the proxy statement on an annual basis as required by the SEC. This report will specifically address the following activities carried out by the Committee during the year:

         1.       The Committee's review of the independence of its members.

         2.       Confirmation of the annual review of this Charter.

         3. The Committee's review of the Company's audited financial statements with management.

         4. The Committee's discussion with the independent auditors of the matters required to be communicated to audit committees.

PROCEDURES

         1. MEETINGS. The Committee will meet at the call of its Chair, two or more members of the Committee, or the Chairman of the Board. The Committee will meet at least quarterly, or more frequently as necessary to carry out its responsibilities. At these meetings, the Committee should meet with management, the independent auditors and the internal auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee will also meet with management and the independent auditors prior to the release of the Company's quarterly or annual earnings to discuss the results of the quarterly review or audit as applicable.

                  The Chair and/or management of the Company may call additional meetings as deemed necessary. In addition, the Committee will make itself available to the independent auditors of the Company as requested by such independent auditors.

                  All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee, including committee actions and recommendations, shall be made to the Board at its next regularly scheduled meeting following the Committee meeting.

         2. QUORUM AND APPROVAL. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

         3. RULES. The Committee may determine additional rules and procedures, including designation of a Chair pro tempore in the absence of the Chair, at any meeting thereof.

         4. REPORTS. The Committee shall make reports to the Board, directly or through its chair.

         5. REVIEW OF CHARTER. Each year, the Committee shall review the need for changes in this Audit Committee Charter and recommend any proposed changes to the Board for approval.

         6. PERFORMANCE REVIEW. Each year, the Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

         7. FEES. Each member of the Committee shall be paid the fee set by the Board for his or her services as a member of, or Chair of, the Committee.

                                                                       EXHIBIT B

                               FOURTH AMENDMENT TO
                            GROUP 1 AUTOMOTIVE, INC.
                            1996 STOCK INCENTIVE PLAN

         WHEREAS, GROUP 1 AUTOMOTIVE, INC. (the "Company") has heretofore adopted the GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan shall be amended as follows:

         1. The third sentence of Paragraph III of the Plan shall be deleted and replaced with the following:

    "No further Awards may be granted under the Plan after March 9, 2014."

         2. The second sentence of Paragraph V(a) of the Plan shall be deleted and replaced with the following:

    "Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 5,500,000 shares."

         3. The first sentence of Paragraph VII(e) of the Plan shall be deleted and replaced with the following:

    "The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph IX, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted."

         4. This amendment to the Plan shall be effective as of March 10, 2004 (the "Amendment Effective Date"), provided that this amendment to the Plan is approved by the stockholders of the Company at the 2004 annual meeting of the Company's stockholders. Notwithstanding any provision in the Plan or in any Award agreement under the Plan, no Award granted on or after the Amendment Effective Date shall be exercisable or shall vest, as applicable, prior to such stockholder approval, except for Awards made with respect to shares of Common Stock authorized to be issued under the Plan prior to the Amendment Effective Date.

         5. As amended hereby, the Plan is specifically ratified and reaffirmed.

This Proxy, when properly executed, will be voted as          Please
directed herein by the undersigned. If no direction is        Mark Here
given, this proxy will be voted "FOR" proposals 1, 2          for Address    |_|
and 3. The Board of Directors recommends a vote "FOR"         Change or
proposals 1, 2 and 3.                                         Comments
                                                              SEE REVERSE SIDE

1.    Election of Directors

Nominees:
01 John L. Adams
02 Max P. Watson, Jr. and
03 J. Terry Strange

                  FOR
             all nominees                           WITHHOLD
          (except as marked to                      AUTHORITY
             the contrary)                  to vote for all nominees

                  |_|                                  |_|

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________

2. Amendment to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan to (a) increase the number of shares available for issuance from 4,500,000 to 5,500,000, (b) extend the duration of the plan to March 9, 2014 and (c) prohibit the issuance of options to purchase common stock at a price below the fair market value of the common stock on the date of grant.

         FOR                     AGAINST                       ABSTAIN

         |_|                       |_|                           |_|

3. Ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

         FOR                     AGAINST                       ABSTAIN

         |_|                       |_|                           |_|

In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting.

                                            I will be attend the meeting     |_|

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

You are requested to complete, date, sign and return this proxy promptly. All joint owners must sign. Persons signing as executors, administrators, trustees, corporate officers, or in other representative capacities should so indicate.

Date: ____________________________________________________________________, 2004


________________________________________________________________________________
                                    Signature


________________________________________________________________________________
                                    Signature

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

    Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

------------------------------------          --------------------------------         ----------------------
              Internet                                    Telephone                             Mail
     http://www.eproxy.com/gpi                         1-800-435-6710                    Mark, sign and date
Use the Internet to vote your proxy.          Use any touch-tone telephone to              your proxy card
Have your proxy card in hand when       OR    vote your proxy. Have your proxy    OR             and
you access the web site.                      card in hand when you call.                 return it in the
                                                                                        enclosed postage-paid
                                                                                              envelope.
------------------------------------          --------------------------------         ----------------------

              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.group1auto.com

                                    P R O X Y

                            GROUP 1 AUTOMOTIVE, INC.

                            950 ECHO LANE, SUITE 100
                              HOUSTON, TEXAS 77024

                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 19, 2004

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned stockholder(s) of Group 1 Automotive, Inc., a Delaware corporation (the "Company"), hereby appoints B.B. Hollingsworth, Jr., and Beth Sibley, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at JPMorgan Chase, 707 Travis, Mezzanine Level, Houston, Texas 77002, at 10:00 A.M., local time, on Wednesday, May 19, 2004, and at any adjournment thereof.

                           (CONTINUED ON REVERSE SIDE)

________________________________________________________________________________
    Address Change/Comments (Mark the corresponding box on the reverse side)
________________________________________________________________________________



________________________________________________________________________________

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                            ^ FOLD AND DETACH HERE ^